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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
THE HOME DEPOT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT AND NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

TO OUR STOCKHOLDERS:

It is my pleasure to invite you to attend our 2005 Annual Meeting of Stockholders on Thursday, May 26, 2005, at 10:00 a.m., Eastern Time. The meeting will be held at the Philharmonic Center for the Arts in Naples, Florida.

The matters to be acted upon at the meeting are described in the Notice of 2005 Annual Meeting of Stockholders and Proxy Statement. At the meeting, we will also report on the Company's performance and operations during Fiscal 2004 and respond to stockholder questions.

We anticipate a large number of attendees at our Annual Meeting of Stockholders. While we will make every effort to accommodate all attendees, we cannot guarantee seating availability. We will seat attendees on a first-come, first-served basis. We strongly recommend that stockholders arrive 20 to 30 minutes before the start of the meeting. If you will need special assistance or seating at the meeting, please contact Audrey Davies at (770) 433-8211 Ext. 12700. We will provide an interpreter for the hearing impaired.

Please note that for security reasons we discourage attendees from bringing large bags, backpacks or similar items into the meeting. Attendees who bring such items may be asked to check them at the coat check.

PLEASE NOTE THAT YOU WILL NEED TO PRESENT AN ADMISSION TICKET IN ORDER TO ATTEND THE ANNUAL MEETING. If your shares are registered in your name and you received proxy materials by mail, your admission ticket is attached to your proxy card. If your shares are registered in your name and you received proxy materials electronically via the Internet, you will need to print an admission ticket after you vote by clicking on the "Options" button at the bottom of the screen that provides a summary of your vote. Then click on the "Admission Ticket" button that appears on the next screen and click on the "Print this Page" icon to print your ticket. If you hold shares through an account with a bank or broker, you will need to contact your bank or broker and request a legal proxy, which will serve as your admission ticket. A legal proxy is an authorization from your bank or broker to vote the shares it holds in its name for your benefit on the records of the Company's transfer agent. All stockholders will be required to present valid picture identification to enter the meeting. IF YOU DO NOT HAVE AN ADMISSION TICKET OR LEGAL PROXY AND VALID PICTURE IDENTIFICATION, YOU MAY NOT BE ADMITTED TO THE MEETING.

If you are unable to attend the meeting, you can listen to it live over the Internet. You can access the audio by going to our website, www.homedepot.com. A replay will also be available until June 3, 2005.

Your vote is very important. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy by telephone, the Internet or by mail. If you are a registered stockholder and attend the meeting, you may revoke your proxy and vote your shares in person. If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy.

Thank you for your support.

Sincerely,

Robert L. Nardelli
Chairman, President and Chief Executive Officer

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

TIME:	10:00 a.m., Eastern Time, on Thursday, May 26, 2005.
PLACE:	The Philharmonic Center for the Arts Frances Pew Hayes Hall 5833 Pelican Bay Boulevard Naples, Florida
ITEMS OF BUSINESS:	(1)	To elect all of the members of the Board of Directors;
	(2)	To ratify the appointment of KPMG LLP as the Company's Fiscal 2005 independent registered public accounting firm;
	(3)	To amend the sixth article of the Company's Certificate of Incorporation;
	(4)	To approve The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan;
	(5)	To act on stockholder proposals described in the Proxy Statement; and
	(6)	To transact any other business properly coming before the Annual Meeting.
WHO MAY VOTE:	You may vote if you were a stockholder of record on March 28, 2005.
ANNUAL REPORT:	A copy of our 2004 Annual Report is enclosed.
DATE OF MAILING:	This Notice and the Proxy Statement are first being mailed to stockholders on or about April 11, 2005.
By Order of the Board of Directors,

Frank L. Fernandez, Secretary

TABLE OF CONTENTS

About the 2005 Annual Meeting of Stockholders	1
Board of Directors Information	3
Election of Directors and Director Biographies	8
Proposal to Ratify the Appointment of KPMG LLP	10
Proposal to Amend the Sixth Article of the Certificate of Incorporation	11
Proposal to Approve The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan	12
Stockholder Proposal Regarding Employment Diversity Report Disclosure	17
Company Response to Stockholder Proposal Regarding Employment Diversity Report Disclosure	18
Stockholder Proposal Regarding Method of Voting for Directors	19
Company Response to Stockholder Proposal Regarding Method of Voting for Directors	20
Stockholder Proposal Regarding Nondeductible Compensation	21
Company Response to Stockholder Proposal Regarding Nondeductible Compensation	22
Stockholder Proposal Regarding Future Severance Agreements	24
Company Response to Stockholder Proposal Regarding Future Severance Agreements	25
Stockholder Proposal Regarding Performance and Time-Based Restricted Shares	26
Company Response to Stockholder Proposal Regarding Performance and Time-Based Restricted Shares	27
Stockholder Proposal Regarding Performance-Based Options	28
Company Response to Stockholder Proposal Regarding Performance-Based Options	29
Stockholder Proposal Regarding Political Nonpartisanship	30
Company Response to Stockholder Proposal Regarding Political Nonpartisanship	31
Executive Compensation	32
Summary Compensation Table	32
Option Grants in Fiscal 2004 Table	35
Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values Tables	35
Long-Term Incentive Plan Awards in Last Fiscal Year	36
Equity Compensation Plan Information	37
Leadership Development and Compensation Committee Report	42
Audit Committee Report and Fees Paid to Independent Registered Public Accounting Firm	45
Stock Performance Graph	48
Beneficial Ownership of Common Stock	49
General	51
Director Independence Standards	A-1
The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan	B-1

ABOUT THE 2005 ANNUAL MEETING OF STOCKHOLDERS

WHAT AM I VOTING ON?

You will be voting on the following:

•
To elect all members of the Board of Directors;
•
To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending January 29, 2006 ("Fiscal 2005");
•
To revise the sixth article of the Company's Certificate of Incorporation;
•
To approve The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan;
•
To act on stockholder proposals described in this Proxy Statement; and
•
To transact any other business properly coming before the 2005 Annual Meeting of Stockholders (the "Meeting").

WHO IS ENTITLED TO VOTE?

You may vote if you owned shares of the Company's common stock as of the close of business on March 28, 2005. Each share of common stock is entitled to one vote. As of March 28, 2005, we had                             shares of common stock outstanding.(1)

(1)As of March 21, 2005, we had 2,166,289,518 shares of common stock outstanding.

HOW DO I VOTE BEFORE THE MEETING?

If you are a registered stockholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, EquiServe Trust Company, N.A., you have three voting options:

•
Over the Internet, which we encourage if you have Internet access, at the address shown on your proxy card;
•
By telephone, through the number shown on your proxy card; or
•
By mail, by completing, signing and returning the enclosed proxy card.

If you hold your shares through an account with a bank or broker, your ability to vote by telephone or the Internet depends on their voting procedures. Please follow the directions that your bank or broker provides.

MAY I VOTE AT THE MEETING?

You may vote your shares at the Meeting if you attend in person. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the Meeting. A legal proxy is an authorization from your bank or broker to vote the shares it holds in its name for your benefit on the records of the Company's transfer agent. Even if you plan to attend the Meeting, we encourage you to vote your shares by proxy. You may vote by proxy through the Internet, by telephone or by mail.

CAN I CHANGE MY MIND AFTER I VOTE?

You may change your vote at any time before the polls close at the conclusion of voting at the Meeting. You may do this by (1) signing another proxy card with a later date and returning it to us before the Meeting, (2) voting again by telephone or over the Internet prior to 10:00 a.m., Eastern Time, on May 26, 2005, or (3) voting at the Meeting if you are a registered stockholder or have obtained a legal proxy from your bank or broker.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed and returned but do not contain instructions will be voted (1) FOR the election of the nominees for director named on pages eight and nine of this Proxy Statement, (2) FOR the ratification of KPMG LLP as the Company's Fiscal 2005 independent registered public accounting firm, (3) FOR the revision of the sixth article of the Company's Certificate of Incorporation, (4) FOR approval of the Company's 2005 Omnibus Stock Incentive Plan, (5) AGAINST the stockholder proposals, and (6) in accordance with the best judgment of the named proxies on any other matters properly brought before the Meeting.

HOW DO I VOTE IF I PARTICIPATE IN ONE OF THE COMPANY'S RETIREMENT PLANS?

You may vote your shares by Internet, telephone or mail, all as described on the enclosed proxy card. By voting, you are instructing the trustee of your plan to vote all of your shares as directed. If you do not vote, the shares credited to your account will be voted by the trustee for your plan in the same proportion that it votes shares in other accounts for which it received timely instructions. If you also own stock in your own name and not through a broker, your proxy card includes both those shares and shares credited to your plan account.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD OR INSTRUCTION FORM?

It indicates that your shares are registered differently and are in more than one account. To ensure that all shares are voted, please either vote each account by telephone or on the Internet, or sign and return all proxy cards. We encourage you to register all your accounts in the same name and address. Registered shareholders may contact our transfer agent, EquiServe Trust Company, N.A., at 1-800-577-0177. Those holding shares through a bank or broker should contact your bank or broker and request consolidation.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY OR INSTRUCTION FORM?

If you are a registered stockholder and do not provide a proxy, you must attend the Meeting in order to vote your shares. If you hold shares through an account with a bank or broker, your shares may be voted even if you do not provide voting instructions on your instruction form. Brokerage firms have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain routine matters. The election of directors and the ratification of KPMG LLP as the Company's Fiscal 2005 independent registered public accounting firm are considered routine matters for which brokerage firms may vote without specific instructions. The other proposals to be voted on at the Meeting are not considered "routine" under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. Shares that a broker is not authorized to vote are counted as "broker non-votes."

HOW CAN I ATTEND THE MEETING?

The Meeting is open to all holders of Home Depot common stock as of March 28, 2005. To attend the Meeting, you will need to bring an admission ticket and valid picture identification. If your shares are registered in your name and you received proxy materials by mail, your admission ticket is attached to your proxy card. If your shares are registered in your name and you received proxy materials electronically via the Internet, you will need to print an admission ticket after you vote by clicking on the "Options" button at the bottom of the screen that provides a summary of your vote. Then click on the "Admission Ticket" button that appears on the next screen and click on the "Print this Page" icon to print your ticket. If you hold shares through an account with a bank or broker, you will need to contact your bank or broker and request a legal proxy, which will serve as your admission ticket. IF YOU DO NOT HAVE AN ADMISSION TICKET OR LEGAL PROXY AND VALID PICTURE IDENTIFICATION, YOU MAY NOT BE ADMITTED TO THE MEETING.

HOW CAN I LISTEN TO THE MEETING OVER THE INTERNET?

You can listen to the Meeting live by logging onto our website, www.homedepot.com, and clicking on the Meeting icon. A replay will also be available on the website until June 3, 2005.

MAY STOCKHOLDERS ASK QUESTIONS AT THE MEETING?

Yes. Representatives of the Company will answer questions of general interest at the end of the Meeting. In order to give a greater number of stockholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

Your shares are counted as present at the Meeting if you attend the Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our Meeting, a majority of our outstanding shares of common stock as of March 28, 2005 must be present in person or by proxy. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Meeting.

HOW MANY VOTES ARE NEEDED TO APPROVE THE COMPANY'S PROPOSALS?

The nominees receiving the highest number of "For" votes will be elected as directors. This number is called a plurality. Shares not voted will have no impact on the election of directors. The proxy given will be voted "For" each of the nominees for director unless a properly executed proxy card is marked "Withhold" as to a particular nominee or nominees for director.

The ratification of the appointment of KPMG LLP as the Company's Fiscal 2005 independent registered public accounting firm requires that a majority of the votes cast at the Meeting be voted "For" the proposal. A properly executed proxy card marked "Abstain" with respect to this proposal will not be voted.

The amendment of our Certificate of Incorporation to revise the sixth article requires a "For" vote of a majority of the outstanding shares. Accordingly, abstentions and broker non-votes will have the effect of a vote "Against" this proposal.

With respect to the approval of The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan, broker non-votes will not be voted but an abstention will have the effect of a vote "Against" this proposal. Approval of The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan requires that a majority of the votes cast at the meeting be voted "For" the proposal and that the holders of a majority of the shares entitled to vote cast a vote, whether "For", "Against" or "Abstain."

HOW MANY VOTES ARE NEEDED TO APPROVE STOCKHOLDER PROPOSALS?

Approval of each stockholder proposal requires that a majority of votes cast at the Meeting be voted "For" the proposal. A properly executed proxy card marked "Abstain" with respect to these proposals will not be voted. Broker non-votes will not be voted with respect to any stockholder proposal presented at the Meeting.

BOARD OF DIRECTORS INFORMATION

WHAT IS THE MAKEUP OF THE BOARD OF DIRECTORS AND HOW OFTEN ARE MEMBERS ELECTED?

Our Board of Directors currently has 13 members. Each director stands for election every year. Candidates are eligible for nomination to the Board of Directors until they reach the Company's mandatory retirement age of 72.

ARE ANY DIRECTORS NOT STANDING FOR RE-ELECTION?

Yes. Roger Penske will not stand for re-election to the Board.

WHAT IF A NOMINEE IS UNWILLING OR UNABLE TO SERVE?

Each of the nominees listed in the Proxy Statement has agreed to serve as a director, if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board of Directors.

HOW ARE DIRECTORS COMPENSATED?

In order to align the interests of non-management directors with stockholders, the Company requires that each such director's annual retainer be two-thirds Company equity. Such equity awards stipulate that shares of Company stock must continue to be held until the director retires from the Board or for one year after withdrawal if such director terminates his or her Board service for any reason other than ordinary Board retirement. This approach to director compensation is also set forth in the Company's Corporate Governance Guidelines. These guidelines are available in the Investor Relations section of the Company's website at www.homedepot.com and are also available in print upon request.

During Fiscal 2004, each Board member who was not employed by the Company received an annual retainer of $120,000, paid in the following manner:

•
$80,000 in the form of deferred shares granted under The Home Depot, Inc. 1997 Omnibus Stock Incentive Plan (the "Omnibus Plan"); and
•
$40,000 in the form of cash or deferred stock units under The Home Depot, Inc. NonEmployee Directors' Deferred Stock Compensation Plan (the "Directors Plan"), at the election of the director.

Each non-management director also received 9,000 nonqualified stock options.

In addition to the annual retainer and stock options, each director received $2,000 per Board meeting and $1,000 per Committee meeting attended before August 7, 2004 and $1,500 per Committee meeting attended after August 6, 2004. Each director is also entitled to receive $2,000 per Annual Meeting attended beginning with the 2005 Annual Meeting. Each director who served as chair of a committee of the Board of Directors received $5,000, except for the Chair of the Audit Committee, who received $10,000. Board and Committee meeting and chair fees are payable in cash or deferred stock units under the Directors Plan, at the election of the director.

The Company also pays the travel and accommodation expenses of directors and, when requested by the Company, their spouses to attend Board meetings, conduct store visits and participate in other corporate functions, together with any taxes related to such payments.

As part of the Company's overall support of charitable organizations, and in order to preserve its ability to attract directors with outstanding experience and ability, the Company maintains a program that permits each director to recommend charitable organizations to receive up to $1,000,000 from the Company upon the director's retirement from the Board at the mandatory age of 72. Additionally, through the program, the Company will match up to $100,000 of charitable donations made by each director during each calendar year. The directors will not receive any financial benefit from this program because the charitable deductions accrue solely to the Company. Donations under the program are not made to any charity from which the director (or a party related to the director) directly or indirectly receives compensation.

HOW DOES THE BOARD DETERMINE WHICH DIRECTORS ARE INDEPENDENT?

The Company's Corporate Governance Guidelines, which are available under the Investor Relations section of the Company's website at www.homedepot.com, meet or exceed the independence standards adopted by the Securities and Exchange Commission and the New York Stock Exchange.

Pursuant to such guidelines, the Board of Directors reviewed the independence of each director in February 2005. During this review, the Board of Directors considered transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent in light of applicable law, listing standards and the Company's Director Independence Standards, attached as Appendix A. Based on this review, the Board affirmatively determined that all of the directors nominated for election at the Meeting are independent of management, with the exception of Robert L. Nardelli and Milledge A. Hart, III. Mr. Nardelli is considered an inside director because of his employment as President and Chief Executive Officer of the Company and is therefore not considered an independent director. Mr. Hart is considered a non-independent outside director because of certain transactions in the ordinary course of business between a company controlled by Mr. Hart and the Company, which are not significant enough to require reporting by the Company.

WHAT DOES THE LEAD DIRECTOR DO?

The Lead Director acts as a liaison between non-management directors and Company management. The Lead Director also chairs the executive sessions of non-management directors and consults with the Chairman of the Board on the agenda for Board meetings and other matters pertinent to the Company and the Board. Kenneth G. Langone currently serves as Lead Director. His current term expires on May 26, 2005 upon election and qualification of his successor.

WHAT ROLE DOES THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE PLAY IN SELECTING NOMINEES TO THE BOARD OF DIRECTORS?

As stated it its charter, two of the primary purposes of the Board's Nominating and Corporate Governance Committee are to (i) develop and implement policies and procedures that are intended to ensure that the Board of Directors will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its stockholders and (ii) identify individuals qualified to become members of the Board of Directors and to recommend to the Board of Directors the director nominees for the annual meeting of stockholders. The Nominating and Corporate Governance Committee is also responsible for considering candidates for membership on the Board of Directors submitted by eligible stockholders. The Nominating and Corporate Governance Committee's Charter, as well as other committee charters, is available on the Company's website at www.homedepot.com under Investor Relations and in print upon request.

ARE THE MEMBERS OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE INDEPENDENT?

Yes. All members of the Nominating and Corporate Governance Committee have been determined to be independent by the Board of Directors pursuant to the Director Independence Standards set forth in the Company's Corporate Governance Guidelines and attached as Appendix A.

HOW DOES THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE IDENTIFY AND EVALUATE NOMINEES FOR DIRECTOR?

The Nominating and Corporate Governance Committee considers candidates for nomination to the Board of Directors from a number of sources. Current members of the Board of Directors are considered for re-election unless they have reached the mandatory retirement age or have notified the Company that they do not wish to stand for re-election. The Nominating and Corporate Governance Committee also considers candidates recommended by current members of the Board of Directors, members of management or eligible stockholders. From time to time the Board may engage a firm to assist in identifying potential candidates, although the Company did not engage such a firm to identify any of the nominees for director proposed for election at the Meeting.

The Nominating and Corporate Governance Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate, on the basis of the length and quality of their business experience, the applicability of such candidate's experience to the Company and its business, the skills and perspectives such candidate would bring to the Board of Directors and the personality or "fit" of such candidate with existing members of the Board of Directors and management.

WHAT ARE THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE'S POLICIES AND PROCEDURES FOR CONSIDERING DIRECTOR CANDIDATES RECOMMENDED BY STOCKHOLDERS?

The Nominating and Corporate Governance Committee will consider all candidates recommended by eligible stockholders. An eligible stockholder is a stockholder (or group of stockholders) who owns at least 5% of the Company's outstanding shares and who has held such shares for at least one year as of the date of the recommendation. A stockholder wishing to recommend a candidate must submit the following documents to the Corporate Secretary of the Company at The Home Depot, Inc., 2455 Paces Ferry Road, Atlanta, Georgia 30339:

•
A recommendation that identifies the candidate and provides contact information for such candidate;
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The written consent of the candidate to serve as a director of the Company, if elected; and
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Documentation establishing that the stockholder making the recommendation is an eligible stockholder.

Upon timely receipt of the required documents, the Corporate Secretary will determine if the stockholder submitting the recommendation is an eligible stockholder based on such documents. If the stockholder is not an eligible stockholder, the Nominating and Corporate Governance Committee may, but is not obligated to, evaluate the candidate and consider such candidate for nomination to the Board of Directors.

If the candidate is to be evaluated by the Nominating and Corporate Governance Committee, the Corporate Secretary will request a detailed resumé, an autobiographical statement explaining the candidate's interest in serving as a director of the Company, a completed statement regarding conflicts of interest, and a waiver of liability for background check from the candidate. Such documents must be received from the candidate before the first day of February preceding the Annual Meeting of Stockholders for the Nominating and Corporate Governance Committee to evaluate the candidate and consider such candidate for nomination by the Board of Directors.

WHAT ARE THE MINIMUM QUALIFICATIONS REQUIRED TO SERVE ON THE COMPANY'S BOARD OF DIRECTORS?

All members of the Board of Directors must possess the following minimum qualifications as determined by the Nominating and Corporate Governance Committee:

•
A director must demonstrate integrity, accountability, informed judgment, financial literacy, creativity and vision;
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A director must be prepared to represent the best interests of all Company stockholders, and not just one particular constituency;
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A director must have a record of professional accomplishment in his or her chosen field; and
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A director must be prepared and able to participate fully in Board activities, including membership on at least two committees.

WHAT OTHER CONSIDERATIONS DOES THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CONSIDER?

The Nominating and Corporate Governance Committee believes it is important to have directors from various backgrounds and professions in order to ensure that the Board of Directors has a wealth of experiences to inform its decisions. Consistent with this philosophy, in addition to the minimum standards set forth above, business and managerial experience and an understanding of financial statements and financial matters are very important.

HOW MAY STOCKHOLDERS COMMUNICATE WITH MEMBERS OF THE BOARD OF DIRECTORS?

Stockholders and others who are interested in communicating directly with members of the Board of Directors, including communication of concerns relating to accounting, internal accounting controls or audit matters, or fraud or unethical behavior, may do so by e-mail, at HD_Directors@homedepot.com, or by writing to the directors at the following address:

Name of Director or Directors
c/o Secretary to the Board of Directors
The Home Depot, Inc.
2455 Paces Ferry Road, N.W.
Atlanta, Georgia 30339

Information regarding these methods of communication can also be found on the Company's web site, www.homedepot.com, under Investor Relations.

All correspondence received is opened and screened for security purposes and is then entered into a log for tracking purposes. The Corporate Secretary of the Company reviews and provides the Board of Directors with a summary of all such correspondence and a copy of any correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board of Directors or the standing committees of the Board of Directors or that otherwise requires their attention, at each Board of Directors meeting. Correspondence relating to accounting, internal controls or auditing matters is immediately brought to the attention of the Company's internal audit department and, if appropriate, to the Audit Committee with respect to such matters.

Stockholders will receive a written acknowledgement from the Corporate Secretary upon receipt of a written complaint or concern. All communications are treated confidentially. Stockholders can remain anonymous when communicating their concerns.

DOES THE COMPANY HAVE A CODE OF ETHICS?

The Company has adopted a Business Code of Conduct and Ethics, which is applicable to all directors, officers and associates of the Company, including the principal executive officer and the principal financial and accounting officer. The Business Code of Conduct and Ethics includes a Code of Ethics for Senior Financial Officers, which is applicable to the Chief Executive Officer, Chief Financial Officer, Controller, Treasurer, all Senior Vice Presidents of the Finance Department and other designated financial associates. The complete text of the Business Code of Conduct and Ethics is available on the Company's web site at www.homedepot.com under Investor Relations and is also available in print upon request. The Company intends to post any amendments to or waivers from its Standards of Business Conduct (to the extent applicable to the Company's principal executive officer and principal financial and accounting officer) at this location on its web site.

HOW OFTEN DID THE BOARD MEET IN FISCAL 2004?

The Board of Directors met four times during Fiscal 2004. The number of times that each Committee of the Board of Directors met is shown on page seven. Each incumbent director attended at least 75% of the meetings of the Board of Directors and of the standing committees of which he or she was a member during Fiscal 2004. While the Company has not adopted a formal policy regarding Board of Directors attendance at annual meetings of stockholders, nine of 10 directors attended the 2004 Annual Meeting of Stockholders.

WHAT ARE THE COMMITTEES OF THE BOARD?

During Fiscal 2004, the Board of Directors had standing Executive, Audit, Nominating and Corporate Governance, Human Resources and Compensation Committees, and an Information Technology Advisory Council. The Human Resources and Compensation Committees were merged effective May 27, 2004 and renamed the Leadership Development and Compensation Committee. The members of each of the Committees and the Information Technology Advisory Council as of the end of Fiscal 2004, their principal functions and the number of meetings held in Fiscal 2004 are shown below:

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2004

EXECUTIVE: Robert L. Nardelli, Chair John L. Clendenin Berry R. Cox Milledge A. Hart, III Kenneth G. Langone	• Exercises the authority of the full Board on specified matters between Board meetings	4
AUDIT: John L. Clendenin, Chair Gregory D. Brenneman Claudio X. González Bonnie G. Hill Laban P. Jackson, Jr.(1) Kenneth G. Langone	• Selects the Company's independent registered public accounting firm • Oversees auditing procedures • Receives and accepts the report of the independent registered public accounting firm • Oversees internal systems of accounting and management control	9
LEADERSHIP DEVELOPMENT AND COMPENSATION:(2) Bonnie G. Hill, Chair Richard H. Brown John L. Clendenin Claudio X. González Lawrence R. Johnston(3) Roger S. Penske	• Reviews and recommends compensation of directors and executive officers • Administers stock incentive and purchase plans • Makes grants of stock and option awards pursuant to stock incentive plans • Reviews and recommends policies, practices and procedures concerning human resource-related matters	8
NOMINATING AND CORPORATE GOVERNANCE: Kenneth G. Langone, Chair Gregory D. Brenneman Berry R. Cox Laban P. Jackson, Jr.(1)	• Makes recommendations for nominees for director • Reviews and monitors activities of Board members • Oversees the Company's corporate governance practices and procedures	4
INFORMATION TECHNOLOGY ADVISORY COUNCIL: Milledge A. Hart, III, Chair Richard H. Brown Berry R. Cox Lawrence R. Johnston(3) Roger S. Penske	• Reviews and recommends practices and procedures concerning information support and security systems	4

(1)
Laban P. Jackson, Jr. served as a member of the Audit and Nominating and Corporate Governance Committees from his July 21, 2004 appointment to the Board.
(2)
Includes the merged Human Resources and Compensation Committees.
(3)
Lawrence R. Johnston served as a member of the Leadership Development and Compensation Committee and Information Technology Advisory Council from his July 21, 2004 appointment to the Board.

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(ITEM 1 ON THE PROXY CARD)

WHO ARE THIS YEAR'S NOMINEES?

The nominees standing for election this year to hold office until the next annual meeting of stockholders and until his or her successor is elected are:

GREGORY D. BRENNEMAN, 43, Director since 2000

•
Chairman of Burger King Corporation from February 2005. Chief Executive Officer and Member of the Board of Burger King from August 2004
•
Chairman and Chief Executive Officer of TurnWorks, Inc., a private equity firm, since October 2002
•
President and Chief Executive Officer of PricewaterhouseCoopers Consulting from June 2002 to October 2002
•
President of Continental Airlines, Inc. from 1996 to 2001 and member of the Board and Chief Operating Officer of Continental Airlines from 1995 to 2001
•
Member of the Board of Automatic Data Processing, Inc.

RICHARD H. BROWN, 57, Director since 2000

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Chairman and Chief Executive Officer of Electronic Data Systems Corporation from 1999 to 2003
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Chief Executive Officer of Cable & Wireless plc from 1996 to 1998
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Member of the Board of E.I. du Pont de Nemours and Company

JOHN L. CLENDENIN, 70, Director since 1996

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Retired as Chairman in 1997 and as President and Chief Executive Officer in 1996 of BellSouth Corporation
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Director Emeritus of BellSouth Corporation since 1997
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Member of the Board of:
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Acuity Brands, Inc.
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Coca-Cola Enterprises Inc.
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Equifax Inc.
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The Kroger Co.
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Powerwave Technologies, Inc.

BERRY R. COX, 51, Director since 1978

•
Sole Director of Berry R. Cox, Inc., a privately held investment management company since 1987
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Principally engaged in investments in public and private securities and real estate development for over 25 years

CLAUDIO X. GONZÁLEZ, 70, Director since 2001

•
Chairman and Chief Executive Officer of Kimberly-Clark de Mexico, S.A. de C.V. since 1973
•
Member of the Board of:
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America Movil
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General Electric Company
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Kellogg Company
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Kimberly-Clark Corporation
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Kimberly-Clark de Mexico
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Mexico Fund, Inc.
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Grupo Financiero Inbursa
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Grupo Carso
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Grupo Televisa
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Investment Co. of America
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Unilever NV/Unilever PLC (through 2005 Annual General Meeting of Shareholders)

MILLEDGE A. HART, III, 71, Director since 1978

•
Member of the Board since 1985 and Chairman since 1997 of DocuCorp International, Inc.
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Chairman of the Board of:
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Hart Group, Inc., a private management service and investment company, since 1988
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Rmax, Inc., an insulation manufacturing company, since 1977

BONNIE G. HILL, 63, Director since 1999

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President of B. Hill Enterprises, LLC, a consulting firm specializing in corporate governance and board organizational and public policy issues, since 2001
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President and Chief Executive Officer of The Times Mirror Foundation from 1997 to 2001
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Senior Vice President, Communications and Public Affairs of the Los Angeles Times from 1998 to 2001
•
Vice President of The Times Mirror Company, a newspaper and publishing company, from 1997 to 2000
•
Member of the Board of:
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AK Steel Holding Corporation
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Albertson's, Inc.
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California Water Service Group
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Hershey Foods Corporation
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YUM! Brands, Inc.

LABAN P. JACKSON, JR., 62, Director since 2004

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Chairman and Chief Executive Officer of Clear Creek Properties, Inc., a real estate development company in Lexington, Kentucky since January 1989
•
Member of the Board of:
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JPMorgan Chase & Co.
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IPIX Corporation
•
Chairman of Gulf Stream Home and Garden, Inc. through April 15, 2004

LAWRENCE R. JOHNSTON, 56, Director since 2004

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Chairman of the Board, Chief Executive Officer and President of Albertson's, Inc. since April 2001
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President and Chief Executive Officer of GE Appliances from 1999-2001

KENNETH G. LANGONE, 69, Director since 1978

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Co-founder of The Home Depot, Inc.
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Lead Director of The Home Depot since 1998
•
Chairman of the Board, Chief Executive Officer and President of Invemed Associates, Inc., an investment banking and brokerage firm
•
Member of the Board of:
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ChoicePoint Inc.
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General Electric Company (through 2005 Annual Meeting of Shareowners)
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YUM! Brands, Inc.
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Unifi, Inc.

ROBERT L. NARDELLI, 56, Director since 2000

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Chairman of The Home Depot, Inc. since January 2002
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President and Chief Executive Officer of The Home Depot, Inc. since December 2000
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President and Chief Executive Officer of GE Power Systems from 1995 through December 2000
•
Member of the Board of The Coca-Cola Company (through 2005 Annual Meeting of Shareowners)

THOMAS J. RIDGE, 59, Director since 2005

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Secretary of Homeland Security, 2003-2005
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Special Assistant to the President for Homeland Security, 2001-2003
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Governor of Pennsylvania, 1995-2001
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U.S. House of Representatives, 1983-1995

WE RECOMMEND THAT YOU VOTE
FOR THE ELECTION OF EACH OF
THESE NOMINEES TO
THE BOARD OF DIRECTORS

PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP

(ITEM 2 ON THE PROXY CARD)

WHAT AM I VOTING ON?

A proposal to ratify the appointment of KPMG LLP as the Company's Fiscal 2005 independent registered public accounting firm. The Audit Committee of the Board of Directors has appointed KPMG LLP to serve as the Company's Fiscal 2005 independent registered public accounting firm. Although the Company's governing documents do not require the submission of this matter to stockholders, the Board of Directors considers it desirable that the appointment of KPMG LLP be ratified by stockholders.

WHAT SERVICES DOES KMPG LLP PROVIDE?

Audit services provided by KPMG LLP for Fiscal 2004 included the examination of the consolidated financial statements of the Company; audit of the Company's internal control over financial reporting and to attest to management's report on internal control over financial reporting; audit of the closing balance sheets of acquired companies, retirement and health plan audits; and services related to periodic filings made with the Securities and Exchange Commission. Additionally, KPMG LLP provided certain services relating to the consolidated quarterly reports and annual and other periodic reports at international locations and tax and other services as described on pages 45-47 of this Proxy Statement.

WILL A REPRESENTATIVE OF KPMG LLP BE PRESENT AT THE MEETING?

One or more representatives of KPMG LLP will be present at the Meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to questions from stockholders.

WHAT IF THIS PROPOSAL IS NOT APPROVED?

If the appointment of KPMG LLP is not ratified, the Audit Committee of the Board of Directors will reconsider the appointment.

WE RECOMMEND THAT YOU
VOTE FOR THE RATIFICATION OF
KPMG LLP AS THE COMPANY'S
FISCAL 2005 INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

PROPOSAL TO AMEND THE SIXTH ARTICLE OF THE CERTIFICATE OF INCORPORATION

(ITEM 3 ON THE PROXY CARD)

WHAT AM I VOTING ON?

A proposal to amend section three of the sixth article of our Certificate of Incorporation, which relates to stockholder nominations of candidates for election to membership on our Board of Directors at any annual or special meeting of stockholders. Currently, our Certificate of Incorporation limits non-director nominees to persons a stockholder has nominated for election as a director in accordance with certain procedures and eligibility requirements specified in the Certificate of Incorporation.

WHAT CHANGES WOULD BE MADE IN OUR CERTIFICATE OF INCORPORATION?

Our Certificate of Incorporation would be amended to be consistent with the Company's By-Laws and the Nominating and Corporate Governance Committee's "Policy on the Consideration and Evaluation of Candidates for Membership on the Board of Directors" (the "Nominations Policy"). Our Nominations Policy is described on pages four and five of this Proxy Statement. The proposed amendment would require that stockholders provide their nominations of director candidates to the Company within the same timeframe that stockholders are currently required to submit stockholder proposals for inclusion in the Company's proxy statement.

The proposed amendement would amend and restate section three of the sixth article of the Company's Certificate of Incorporation as follows:

No person (other than a person nominated by or on behalf of the Board of Directors) shall be eligible for election as a director at any annual or special meeting of stockholders unless a written request that his or her name be placed in nomination has been submitted by a stockholder of record and received by the Secretary of the Corporation in accordance with the By-Laws of the Corporation or applicable policies of the Board of Directors as from time to time in effect.

WHY IS THE COMPANY RECOMMENDING THIS AMENDMENT?

The proposed amendment to the Certificate of Incorporation will ensure that the provisions in our Certificate of Incorporation, By-Laws and Nominations Policy (or any amended or successor policy) are consistent, and do not conflict in any way that could lead to confusion about the manner in which stockholders may nominate director candidates. By coordinating the timing and submission process for all stockholder proposals, the Company will be better able to timely evaluate stockholder nominations of director candidates and make the overall process more cost-effective.

WHAT VOTE IS REQUIRED TO APPROVE THE AMENDMENT?

The Board of Directors has unanimously authorized this amendment and voted to recommend it to the Company's stockholders. As a result, approval of the amendment requires the affirmative vote of holders of a majority of our shares outstanding and entitled to vote at the Meeting.

WHEN WOULD THE AMENDMENT BECOME EFFECTIVE?

The proposed amendment would become effective upon filing of an appropriate certificate with the Delaware Secretary of State. It is anticipated that such filing would be made shortly after the Meeting.

WE RECOMMEND THAT YOU
VOTE FOR THE ADOPTION OF
THIS PROPOSAL

PROPOSAL TO APPROVE THE HOME DEPOT, INC. 2005 OMNIBUS STOCK INCENTIVE PLAN

(ITEM 4 ON THE PROXY CARD)

WHAT AM I VOTING ON?

The Board of Directors adopted The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan (the "2005 Plan") on February 24, 2005, subject to approval by the stockholders of the Company. The 2005 Plan is intended to replace the Company's 1997 Omnibus Stock Incentive Plan (the "1997 Plan"). If the 2005 Plan is approved by stockholders, no further grants will be made under the 1997 Plan.

The 2005 Plan is substantially similar to the 1997 Plan, which was last approved by the Company's stockholders in 2002. The 1997 Plan included an "evergreen" provision under which the number of shares that could be issued under the plan would automatically increase each year to reflect increases in the number of issued shares of the Company's common stock. The 2005 Plan eliminates the evergreen provision, and instead contains a fixed limitation on the number of shares reserved for issuance under the plan, subject to certain adjustments in the event of specified corporate events. The 2005 Plan also adds additional performance objectives upon which awards may be conditioned. In addition, the 2005 Plan prohibits the re-pricing of options without stockholder approval.

The Board of Directors believes that the 2005 Plan will advance the long-term success of the Company by encouraging stock ownership among key employees and members of the Board who are not employees ("Nonemployee Directors"). The 2005 Plan is also intended to provide compensation that will be tax deductible by the Company without regard to the limitations of Section 162(m) of the Internal Revenue Code (the "Code").

HOW IS THE 2005 PLAN ADMINISTERED?

The 2005 Plan is administered by the Leadership Development and Compensation Committee of the Board of Directors (the "Committee"). Awards made to Nonemployee Directors will be approved by the Board. Awards made to the Company's Chairman, President and CEO will be approved by the independent members of the Board. The 2005 Plan provides the Committee flexibility to design compensatory awards that are responsive to the Company's needs. Subject to the terms of the 2005 Plan, the Committee has the discretion to determine the terms of each award. The Committee may delegate to one or more officers of the Company the authority to grant awards to participants who are not directors or executive officers of the Company. The Committee must fix the total number of shares that may be subject to grants made under this delegation.

WHAT KIND OF AWARDS MAY BE GRANTED?

Awards under the 2005 Plan may be in the form of stock options; stock appreciation rights; restricted stock; deferred shares; performance shares or performance units.

WHO IS ELIGIBLE TO RECEIVE AWARDS?

Employees of the Company and its subsidiaries and Nonemployee Directors may be selected by the Committee to receive awards under the 2005 Plan. Based on its historic compensation practices, the Company expects that a range of 15,000 to 20,000 persons annually will receive awards under the 2005 Plan. The benefits or amounts that may be received by or allocated to participants under the 2005 Plan will be determined at the discretion of the Committee and are not presently determinable.

HOW MANY SHARES ARE AVAILABLE FOR ISSUANCE UNDER THE PLAN?

The maximum number of shares as to which stock awards may be granted under the 2005 Plan is two hundred fifty-five million (255,000,000) shares. Stock awards other than stock options and stock appreciation rights will be counted against the 2005 Plan maximum in a 2.11-to-1 ratio. This reserved share amount is subject to adjustments by the Committee as provided in the 2005 Plan for stock splits, stock dividends, recapitalizations and other similar transactions or events. Shares of common stock issued under the 2005 Plan may be shares of original issuance, shares held in Treasury or shares that have been reacquired by the Company. The fair market value of a share of the Company's common stock on March 28, 2005 was $                             (1).

(1) The fair market value of a share of the Company's Common stock on March 21, 2005 was $37.99.

ARE THERE LIMITS ON GRANTS TO INDIVIDUAL PARTICIPANTS OR OTHER GRANT LIMITS?

Yes. No participant may receive awards during any one calendar year representing more than 1,000,000 shares of common stock or more than 5,000,000 performance units. In no event will the number of shares of common stock issued under the plan upon the exercise of incentive stock options exceed 50,000,000 shares. These limits are subject to adjustments by the Committee as provided in the 2005 Plan for stock splits, stock dividends, recapitalizations and other similar transactions or events.

UPON WHAT TERMS MAY OPTIONS BE AWARDED?

Stock options entitle the optionee to purchase shares of common stock at a price equal to or greater than the fair market value on the date of grant. Options may be either incentive stock options or nonqualified stock options, provided that only employees may be granted incentive stock options. The option may specify that the option price is payable (i) in cash, (ii) by the transfer to the Company of unrestricted stock, (iii) with any other legal consideration the Committee may deem appropriate or (iv) any combination of the foregoing. No stock option may be exercised more than 10 years from the date of grant. Each grant may specify a period of continuous employment or service with the Company or any subsidiary that is necessary before the stock option or any portion thereof will become exercisable and may provide for the earlier exercise of the option in the event of a change in control of the Company or similar event.

UPON WHAT TERMS MAY STOCK APPRECIATION RIGHTS BE GRANTED?

Stock appreciation rights represent the right to receive an amount, determined by the Committee and expressed as a percentage not exceeding 100%, of the difference between the "base price" established for such rights and the fair market value of the Company's common stock on the date the rights are exercised. The base price must not be less than the fair market value of the common stock on the date the right is granted. The grant may specify that the amount payable upon exercise of the stock appreciation right may be paid by the Company (i) in cash, (ii) in shares of the Company's common stock or (iii) any combination of the foregoing. Any grant may specify a waiting period or periods before the stock appreciation rights may become exercisable and permissible dates or periods on or during which the stock appreciation rights shall be exercisable, and may specify that the stock appreciation rights may be exercised only in the event of a change of control of the Company or similar event. The Committee may grant "tandem" stock appreciation awards in connection with an option or "free-standing" stock appreciation awards unrelated to an option. No stock appreciation right may be exercised more than ten years from the grant date and each grant of a free-standing stock appreciation right must specify the period of continuous employment or service that is necessary before the free-standing stock appreciation right or installments thereof may be exercisable.

UPON WHAT TERMS MAY RESTRICTED STOCK BE AWARDED?

An award of restricted stock involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of common stock in return for the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares, subject to the discretion of the Committee. The transfer may be made without additional consideration from the participant. The Committee may specify performance objectives that must be achieved for the restrictions to lapse. Restricted stock must be subject to a "substantial risk of forfeiture" within the meaning of Code Section 83 for a period to be determined by the Committee on the grant date and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change of control of the Company or similar event.

UPON WHAT TERMS MAY DEFERRED SHARES BE GRANTED?

An award of deferred shares granted under the 2005 Plan represents the right to receive a specific number of shares at the end of a specified deferral period. Any grant of deferred shares may be further conditioned upon the attainment of performance objectives. The grant may provide for the early termination of the deferral period in the event of a change in control of the Company or similar event. During the deferral period, the participant is not entitled to vote or receive dividends on the shares subject to the award, but the Committee may provide for the payment of dividend equivalents on a current or deferred basis. The grant of deferred shares may be made without any consideration from the participant other than the performance of future services.

UPON WHAT TERMS MAY PERFORMANCE SHARES AND UNITS BE GRANTED?

A performance share is the equivalent of one share of common stock, and a performance unit is the equivalent of $1.00. Each grant will specify one or more performance objectives to be met within a specified period (the "performance period"), which may be subject to earlier termination in the event of a change in control of the Company or a similar event. If by the end of the performance period the participant has achieved the specified performance objectives, the participant will be deemed to have fully earned the performance shares or performance units. If the participant has not achieved the level of acceptable achievement, the participant may be deemed to have partly earned the performance shares or performance units in accordance with a predetermined formula. To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Committee in cash, shares of the Company's common stock or any combination thereof.

WHAT IMPACT WILL THE 2005 PLAN HAVE ON THE COMPANY'S EQUITY COMPENSATION RUN RATE?

Run rate, a means of measuring annual stock dilution, shows how rapidly a company is deploying its shares reserved for issuance under its equity compensation plans. Run rate is calculated as the number of shares of common stock subject to awards granted in a given year divided by the number of shares of common stock outstanding. The higher the run rate, the greater the dilution. In the last three fiscal years, the Company's average annual run rate has been 1.1%. If the stockholders approve and adopt the 2005 Plan, the Company estimates its future run rates will be approximately the same as the current rate.

WHAT IMPACT WILL THE 2005 PLAN HAVE ON THE COMPANY'S DILUTION OR OVERHANG FROM EQUITY COMPENSATION PLANS?

Overhang is an analysis of potential dilution to stockholders from the equity being transferred to employees via equity incentive plans. Overhang is calculated by dividing (a) the number of shares of common stock issued and outstanding awards under the Company's equity compensation plans(1) plus the number of shares of common stock available for future grant under the Company's equity compensation plans(2) by (b) the number of shares described in clause (a) plus the total number of shares of common stock outstanding. As of the end of the Company's 2004 fiscal year on January 30, 2005 ("Fiscal 2004"), the Company's overhang was approximately 8.7%. On approval of the 2005 Plan and termination of the 1997 Plan, the Company's overhang will range from 9.0% to 13.8%, depending on whether reserved shares are used for full value awards or stock option and stock appreciation rights.

(1)
Plans include 1997 Plan, The Home Depot, Inc. NonEmployee Directors' Deferred Stock Compensation Plan, The Home Depot FutureBuilder Restoration Plan, the December 4, 2000 Nonqualified Stock Option and Deferred Stocks Units Plan and Agreement, the April 2, 2001 Deferred Stock Units Plan and Agreement, the May 31, 2001 Deferred Stock Units Plan and Agreement and the September 17, 2001 Deferred Stock Units Plan and Agreement.

(2)
Based on the termination of the 1997 Plan covering 113,040,592 shares as of the end of Fiscal 2004 and approval of the 2005 Plan covering 255,000,000 shares. As of the March 28, 2005 record date,         shares of the Company's common stock remain available for issuance under the Omnibus Plan.

WHAT IS THE SECTION 162(M) EXEMPTION?

Code Section 162(m) prevents a publicly held corporation from claiming income tax deductions for compensation in excess of $1,000,000 paid to certain senior executives. Compensation is exempt from this limitation if it is "qualified performance-based compensation." Stock options and stock appreciation rights are two examples of performance-based compensation. Other types of awards, such as restricted stock, deferred shares and performance shares, that are granted pursuant to pre-established objective performance formulas, may also qualify as performance-based compensation, so long as certain requirements are met, including the prior approval by stockholders of the performance formulas or measures.

WHAT ARE THE PERFORMANCE OBJECTIVES?

The 2005 Plan provides that grants of performance shares, performance units or, when determined by the Committee, options, deferred shares, restricted stock or other stock-based awards may be made based upon "performance objectives." Performance objectives applicable to awards that are intended to be exempt from the limitations of Code Section 162(m) are limited to specified levels of or increases in the Company's or subsidiary's return on equity, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest and taxes, sales, sales growth, gross margin return on investment, increase in the fair market value of the Company's common stock, share price (including but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total return to stockholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value or expense targets, "Employer of Choice" or similar survey results, customer satisfaction surveys and productivity. Performance criteria may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Except in the case of an award intended to be exempt from the limitations of Code Section 162(m), if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

WHAT IS THE MAXIMUM AMOUNT PAYABLE UPON ATTAINMENT OF THE SPECIFIED PERFORMANCE-BASED OBJECTIVES?

No individual may receive awards representing more than 1,000,000 shares of common stock in any one year. In addition, the maximum number of performance units that may be granted to an individual in any one year is 5,000,000.

ARE AWARDS MADE UNDER THE PLAN TRANSFERABLE?

Except as provided below, no award under the 2005 Plan may be transferred by a participant other than by will or the laws of descent and distribution, and stock options and stock appreciation rights may be exercised during the participant's lifetime only by the participant or, in the event of the participant's legal incapacity, the guardian or legal representative acting on behalf of the participant. The Committee may expressly provide in an award agreement (other than an incentive stock option) that the participant may transfer the award to a spouse or lineal descendant, a trust for the exclusive benefit of such family members, a partnership or other entity in which all the beneficial owners are such family members, or any other entity affiliated with the participant that the Committee may approve.

WHEN DOES THE PLAN TERMINATE?

The 2005 Plan will terminate on the tenth anniversary of the date it is approved by stockholders, and no award will be granted under the plan after that date.

HOW CAN THE PLAN BE AMENDED?

The 2005 Plan may be amended by the Board of Directors, but without further approval by the stockholders of the Company no such amendment may increase the limitations set forth in the 2005 Plan on the number of shares that may be issued under the 2005 Plan or any of the limitations on awards to individual participants. The Board may condition any amendment on the approval of the stockholders if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations.

WHAT ARE THE TAX CONSEQUENCES OF THE 2005 PLAN?

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2005 Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

In general, an optionee will not recognize income at the time a nonqualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).

An optionee generally will not recognize income upon the grant or exercise of an incentive stock option. If shares issued to an optionee upon the exercise of an incentive stock option are not disposed of in a disqualifying disposition within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Subject to certain exceptions for death or disability, if an optionee exercises an incentive stock option more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option. In addition, if an optionee is subject to federal "alternative minimum tax," the exercise of an incentive stock option will be treated essentially the same as a nonqualified stock option for purposes of the alternative minimum tax.

A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Code Section 83. However, a recipient who so elects under Code Section 83(b) within 30 days of the date of transfer of the restricted stock will recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the restricted stock (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

A recipient of deferred shares generally will not recognize income until shares are transferred to the recipient at the end of the deferral period and are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Code Section 83. At that time, the participant will recognize ordinary income equal to the fair market value of the shares, reduced by any amount paid by the recipient.

A participant generally will not recognize income upon the grant of performance shares or performance units. Upon payment, with respect to performance shares or performance units, the participant generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any unrestricted stock received.

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Code Section 280G and is not disallowed by the $1,000,000 limitation on certain executive compensation under Code Section 162(m).

Awards of stock appreciation rights, deferred shares, performance shares and performance units under the 2005 Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Code Section 409A. To date, the U.S. Treasury Department and Internal Revenue Service have issued only preliminary guidance regarding the impact of Code Section 409A on the taxation of these types of awards. Generally, to the extent that deferrals of these awards fail to meet certain requirements under Code Section 409A, such awards will be subject to immediate taxation and tax penalties in the year they vest unless the requirements of Code Section 409A are satisfied. It is the intent of the Company that awards under the 2005 Plan will be structured and administered in a manner that complies with the requirements of Code Section 409A.

WHERE CAN I GET A COPY OF THE PLAN?

This summary is not a complete description of all provisions of the 2005 Plan. A copy of the 2005 Plan is attached hereto as Appendix B.

WHAT IF THIS PROPOSAL IS NOT APPROVED?

If this proposal is not approved, the Company will continue to make grants under the 1997 Plan in accordance with the terms of that plan until its expiration on February 27, 2007.

WE RECOMMEND THAT YOU
VOTE FOR THE ADOPTION OF
THIS PROPOSAL

STOCKHOLDER PROPOSAL REGARDING EMPLOYMENT DIVERSITY REPORT DISCLOSURE

(ITEM 5 ON THE PROXY CARD)

Walden Asset Management, A Division of Boston Trust & Investment Management Company, located at 40 Court Street, Boston, Massachusetts 02108, is the beneficial owner of 130,000 shares of the Company's common stock and has submitted the following resolution as the lead stockholder proponent, along with other co-proponents (whose names, addresses and number of shares of the Company's common stock held by the proponents will be provided by the Company upon receiving an oral or written request):

Equal Employment Opportunity/Diversity Report

Equal employment opportunity (EEO) is an important issue for shareholders, employees and managements, especially as the workforce becomes more diverse. According to the 1995 bipartisan Glass Ceiling Commission report, a strong diversity record makes a positive financial impact.

Yet, while women and minorities comprise 47% and 27% of the U.S. workforce, respectively, they represent less than 19% and 11% of executive-level positions. Representation in management is better, but still disproportionately low. Moreover, there was a significant decline in women's share of executive positions in the 1990s. (Peopleclick Research Institute, Feb. 2004, using U.S. Census Bureau's Census 2000 Special Equal Employment Opportunity Tabulation.)

Workplace discrimination can be a significant burden for shareholders due to the high cost of litigation, potential loss of government contracts, and the financial consequences of a damaged corporate image resulting from alleged regulatory violations. In several instances, including at Home Depot, the financial costs to shareholders of settling discrimination lawsuits has exceeded $100 million.

While Home Depot's most significant EEO settlement was in 1998, allegations of discrimination have persisted. In August 2004, Home Depot agreed to pay $5.5 million to settle U.S. Equal Employment Opportunity Commission charges of class-wide discrimination based on gender, race and national origin in its Colorado stores.

We agree with the Glass Ceiling Commission that "public disclosure of diversity data-specifically data on the most senior positions – is an effective incentive to develop and maintain innovative, effective programs to break the glass ceiling barriers." The Commission advocated for increased public disclosure of diversity data.

Well over one hundred major U.S. corporations disclose comprehensive EEO information to shareholders, including some that had previously experienced significant discrimination lawsuits, such as Chevron-Texaco and Coca-Cola.

In 2001 Home Depot entered into an agreement with a coalition of more than two dozen shareholder proponents representing investment firms, religious investors, foundations and a union, to provide comprehensive EEO information to investors, upon request. Since then, however, Home Depot has reversed its policy on disclosure of comprehensive EEO information.

We commend Home Depot for its leadership on many corporate social responsibility issues, particularly in the areas of environmental impact and community involvement. However, we believe Home Depot needs to show more leadership on workplace equality and honor its previous commitment to comprehensive EEO disclosure.

RESOLVED: The shareholders request our company prepare a report, at reasonable cost and omitting confidential information, within four months of the annual meeting, including the following:

        1.    A chart identifying employees according to their gender and race in each of the nine major EEOC-defined job categories for the last three years, listing numbers or percentages in each category;

        2.    A summary description of any affirmative action policies and programs to improve performance, including job categories where women and minorities are underutilized; and

        3.    A description of any policies and programs oriented specifically toward increasing the number of managers who are qualified females or minorities.

COMPANY RESPONSE TO STOCKHOLDER PROPOSAL REGARDING EMPLOYMENT DIVERSITY REPORT DISCLOSURE

WHAT IS THE RECOMMENDATION OF THE COMPANY?

THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.

WHAT IS THE COMPANY'S POLICY ON BEING AN EQUAL OPPORTUNITY EMPLOYER?

Our Company's core values include an unwavering commitment to having respect for all people. Our success is defined by the talented and diverse workforce of women and men who stock our shelves, serve our customers and foster diversity throughout our Company. As an equal opportunity employer, we are committed to ensuring that our associates work in an environment of mutual respect, free from harassment and discrimination. The Company maintains a formal policy that it will not discriminate against any associate or applicant with regard to race, color, sex, sexual orientation, age, religion, national origin, disability or any other characteristic protected by applicable law. In addition, the Company's commitment to equal employment opportunity and diversity extends beyond our workplace. We are proud to support the efforts of many diversity-oriented organizations, including but not limited to, the Hispanic Association on Corporate Responsibility, the National Association for the Advancement of Colored People, the National Black MBA Association, the National Urban League, the Rainbow/PUSH Coalition, the United Negro College Fund and Catalyst U.S. and Canada.

HOW DOES THE COMPANY RESPOND TO DISCRIMINATION CLAIMS?

In 1998, the Company resolved two significant gender-based class action discrimination claims. Part of the resolution involved commitments by the Company to implement enterprise-wide programs to help ensure equality in the Company's practices of hiring, promotions, job assignments, training, compensation and terminations. Based on the successful implementation of such programs, we were pleased when the court and plaintiffs' legal counsel supported the termination of one of the related consent decrees a full year earlier than its scheduled expiration.

WHAT SPECIFIC ACTIONS OR PROGRAMS HAS THE COMPANY UNDERTAKEN TO ENSURE EQUAL EMPLOYMENT OPPORTUNITY?

Over the past four years, the Company has continued to add programs and safeguards above and beyond those commitments made as part of the consent decrees resolving such earlier litigation. For example, during 2001 and 2002, the Company standardized and improved all employment-related processes. In 2003, the Company appointed a Vice President of Diversity and Inclusion to provide focused leadership and to develop an inclusive work environment in which all associates are valued members of the Company and are respected and supported to do their best work. Under such leadership, the Company formed an Inclusion Council comprised of all levels of associates, including senior management representatives. The Council helps to shape the Company's policies on inclusion, determines key initiatives to support ongoing awareness and improvement and oversees the implementation of the Company's related practices and processes. Significantly, during 2004, the Company developed and implemented affirmative action plans for each of its 1800+ stores—more than any employer in America. We believe that these actions have established our Company as a leader in equal employment opportunity.

WHY DOES THE COMPANY CONTINUE TO HAVE SOME DISCRIMINATION CLAIMS?

As one of America's largest employers with approximately 325,000 associates, there is likely to be some dissatisfaction among certain associates, no matter how hard we try. In the limited circumstances where legitimate issues arise, the Company takes appropriate action with respect to those involved. The Company maintains a zero tolerance policy with respect to discrimination.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?

As required by law, the Company prepares and files its EEO-1 report with the Equal Employment Opportunity Commission each year. The Company does not believe that public dissemination of this information, which could be manipulated or misinterpreted by those with interests adverse to the Company, would further promote the goal of equal employment opportunity in any meaningful way. Having demonstrated our leadership and support for the real issues presented by this proposal, we do not believe that adoption of the proposal would enhance our values or our unwavering commitment to our associates for equal employment opportunities.

WE RECOMMEND THAT YOU
VOTE AGAINST THE ADOPTION OF
THIS STOCKHOLDER PROPOSAL

STOCKHOLDER PROPOSAL REGARDING METHOD OF VOTING FOR DIRECTORS

(ITEM 6 ON THE PROXY CARD)

United Brotherhood of Carpenters and Joiners of America, located at 101 Constitution Avenue, N.W., Washington D.C. 20001, is the beneficial owner of 36,200 shares of the Company's common stock and has submitted the following resolution:

Director Election Majority Vote Standard Proposal

Resolved:    That the shareholders of Home Depot Inc. ("Company") hereby request that the Board of Directors initiate the appropriate process to amend the Company's governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.

Supporting Statement:    Our Company is incorporated in Delaware. Among other issues, Delaware corporate law addresses the issue of the level of voting support necessary for a specific action, such as the election of corporate directors. Delaware law provides that a company's certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors. (DGCL, Title 8, Chapter 1, Subchapter VII. Section 216). Further, the law provides that if the level of voting support necessary for a specific action is not specified in the certificate of incorporation or bylaws of the corporation, directors "shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors."

Our Company presently uses the plurality vote standard for the election of directors. We feel that it is appropriate and timely for the Board to initiate a change in the Company's director election vote standard. Specifically, this shareholder proposal urges that the Board of Directors initiate a change to the director election vote standard to provide that in director elections a majority vote standard will be used in lieu of the Company's current plurality vote standard. Specifically, the new standard should provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.

Under the Company's current plurality vote standard, a director nominee in a director election can be elected or re-elected with as little as a single affirmative vote, even while a substantial majority of the votes cast are "withheld" from that director nominee. So even if 99.99% of the shares "withhold" authority to vote for a candidate or all of the candidates, a 0.01% "for" vote results in the candidate's election or re-election to the board. The proposed majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.

It is our contention that the proposed majority vote standard for corporate board elections is a fair standard that will strengthen the Company's governance and the Board. Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent directors who fail to receive a majority vote when standing for re-election under a majority vote standard or whether a plurality director election standard is appropriate in contested elections.

We urge your support of this important director election reform.

COMPANY RESPONSE TO STOCKHOLDER PROPOSAL REGARDING METHOD OF VOTING FOR DIRECTORS

WHAT IS THE RECOMMENDATION OF THE COMPANY?

THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.

HAS THIS STOCKHOLDER PROPOSAL BEEN SUBMITTED BEFORE?

Yes. Substantially the same proposal was presented at last year's Annual Meeting of Stockholders and received a favorable vote of less than 12% of the votes cast.

HOW ARE THE COMPANY'S DIRECTORS CURRENTLY ELECTED?

The Company is subject to Delaware law and, as a result, has adopted Delaware's standard provisions on the election of directors. These statutory provisions provide that directors are elected by a plurality of the votes of the shares present, in person or by proxy, and entitled to vote on the election of directors ("Eligible Shares"). For the Company, this means that the nominees for director receiving the highest number of "For" votes of Eligible Shares at the Company's Annual Meeting of Stockholders are elected as directors to fill the number of open positions on the Board.

HOW WOULD THE PROPOSAL CHANGE WHO IS ELECTED AS A DIRECTOR?

The proposal seeks to require that directors be elected by a majority (over 50%) of Eligible Shares. Nominees who received less than 50% of such votes would not be formally "elected." However, because an elected director serves until a successor is elected for his or her position, it is possible that incumbent directors would not be "elected" for the positions for which they were nominated, but that the same directors would nevertheless continue to serve as directors because no successors were elected. The requirement that directors be elected by majority vote also makes it possible for there to be a number of nominees who do not receive a majority of the votes cast, thereby leaving one or more positions on the Board of Directors open and unable to be filled with an elected director. In this circumstance, the incumbent director for each open position would continue to serve or, if there were no incumbent director for a position, the Board could appoint a director to fill the open position.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?

The Company's directors are currently elected under Delaware's standard provisions for the election of members to the Board. Given the possible results of applying the proposal to the election of directors, the Company believes that adopting such proposal has the potential to reduce stockholders' ability to choose who will serve as a director, and unnecessarily complicates the election of directors. For these reasons, the Board of Directors does not believe that this proposal is in the best interests of stockholders.

WE RECOMMEND THAT YOU
VOTE AGAINST THE ADOPTION OF
THIS STOCKHOLDER PROPOSAL

STOCKHOLDER PROPOSAL REGARDING NONDEDUCTIBLE COMPENSATION

(ITEM 7 ON THE PROXY CARD)

Mr. William Steiner, located at 112 Abbottsford Gate, Piermont, New York 10968, is the beneficial owner of 2,350 shares of the Company's common stock, and has submitted the following resolution:

Subject Non-Deductible Executive Compensation to Shareholder Vote

RESOLVED, shareholders recommend that our Corporation's by-laws be amended by adding the following new Section:

  "Section A.1. Executive Compensation. From the date of adoption of this section no officer of the Corporation shall receive annual compensation in excess of the limits established by the U.S. Internal Revenue Code for deductibility of employee remuneration, without approval by a vote of the majority of the stockholders within one year preceding the payment of such compensation. The only exception would be interference with un-removable contractual obligations prior to this proposal.

  For purposes of the limit on executive compensation established by this Section, the Corporation may exclude compensation that qualifies either as "performance-based compensation" or as an "incentive stock option" within the meaning of the Internal Revenue Code only if:

        (a)
        in the case of performance-based compensation, the Corporation shall first have disclosed to stockholders the specific performance goals and standards adopted for any performance-based compensation plan, including any schedule of earned values under any long-term or annual incentive plan; and

        (b)
        in the case of incentive stock options, the Corporation shall record as an expense on its financial statements the fair value of any stock options granted."

This proposal was submitted by William Steiner, 112 Abbottsford Gate, Piermont, NY 10968.

This proposal would require that our company not pay any executive compensation in excess of the amount the Internal Revenue Code permits to be deducted as an expense for federal income tax purposes, without first securing stockholder approval.

Currently, the Code provides that publicly held corporations generally may not deduct more than $1 million in annual compensation for any of the company's five highest-paid executives. The Code provides an exception for certain kinds of "performance-based compensation."

Under this proposal our company would be able to pay "performance-based compensation" in excess of the deductibility limit, so long as the company has disclosed to shareholders the performance goals and standards the Board has adopted under these plans. This proposal also provides an exception for incentive stock options, if the Board has recorded the expense of such options in its financial statements.

A proposal similar to this was submitted by Amanda Kahn-Kirby to MONY Group and received a 38% yes-vote as a more challenging binding proposal at the MONY 2003 annual meeting. The 38% yes-vote was more impressive because:

  1)
  This was the first time this proposal was ever voted.

  2)
  The proponent did not even solicit shareholder votes.

I think it is reasonable to require our company to fully disclose to shareholders both the costs and the terms of its executive compensation plans, if the Board wishes to pay executives more than the amounts that are generally deductible under federal income taxes.

COMPANY RESPONSE TO STOCKHOLDER PROPOSAL REGARDING NONDEDUCTIBLE COMPENSATION

WHAT IS THE RECOMMENDATION OF THE COMPANY?

THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.

WHAT IS THE COMPANY'S EXECUTIVE COMPENSATION PHILOSOPHY?

The Company's Leadership Development and Compensation Committee, a committee of the Board of Directors comprised entirely of independent directors, is responsible for maintaining an executive compensation program designed to attract, motivate and retain the most highly talented and experienced leadership for the Company. The program is designed around various components of compensation, including base salaries, incentive bonuses, and various equity awards, including restricted stock and deferred shares.

DOES THE COMPANY CONSIDER THE DEDUCTIBILITY OF COMPENSATION WHEN MAKING COMPENSATION AWARDS?

As explained in the Leadership Development and Compensation Committee Report on Executive Compensation in this Proxy Statement, the Committee generally favors performance-based compensation that ties the financial interests of the Company's executives to those of its stockholders. The plans were designed to allow the Committee to administer compensation awards for officers in a manner that will preserve the tax deduction under Section 162(m) of the Internal Revenue Code for qualified performance-based compensation. Nevertheless, the Committee maintains the flexibility to pay compensation that is not fully deductible if it believes that, under the particular circumstances, doing so is in the best interests of the Company and its stockholders.

HOW DOES THE COMPANY DETERMINE WHETHER TO PAY COMPENSATION THAT IS NOT DEDUCTIBLE?

Whether compensation is deductible for federal income tax purposes is a matter of tax and fiscal policy, and is not determined by any reference to the competitive market for executive leadership. The Committee's principal consideration in making all compensation decisions is to maximize shareholder value by attracting, motivating and retaining the most highly talented and experienced leadership for our Company. The proposal would limit the Committee's discretion and flexibility by arbitrarily establishing numerical constraints without reference to the many considerations that the Committee must take into account in retaining an effective and experienced management team. Limiting the Committee's ability to design compensation programs and set competitive compensation levels in line with those for other companies would place the Company at a significant competitive disadvantage in the recruitment and retention of its executives.

HOW WOULD THE PROPOSAL'S REQUIREMENT TO SEEK STOCKHOLDER APPROVAL IN ADVANCE OF PAYING NONDEDUCTIBLE COMPENSATION IMPACT THE COMPANY?

The Company believes that adoption of the proposal would have a significant adverse impact on the Company's ability to recruit and retain the best leadership talent available. The Company's view is that the executive compensation process needs to be sufficiently flexible to allow the Company's Board of Directors to make binding offers and commitments on a timely basis. Requiring stockholders' approval one year in advance of paying nondeductible compensation is unrealistic for several reasons. First, the proposed limit of deductibility is an arbitrary and artificial limitation that has no support in any market data or competitive reality. Second, it is unrealistic that the best leaders would agree to be recruited under these circumstances because the stockholder pre-approval process would make such negotiations public and would jeopardize the executive's current employment arrangements. Third, even if stockholder approval followed an offer or commitment of employment, the offer would have to become public long in advance of a stockholders' meeting, again jeopardizing the executive's current employment. Further, since the Company, like most other public companies, conducts its stockholders' meeting annually, this process would prevent the Company from hiring or retaining leadership talent at the time these challenges and opportunities arise. Put another way, the Company would be limited to making binding offers once a year. Such a process would be crippling to the Company. For all of these reasons, the Company believes that day-to-day decisions of hiring and compensating senior leaders should continue to be managed by the Board of Directors that is elected annually by the Company's stockholders.

HOW WOULD THE PROPOSAL'S REQUIREMENT TO DISCLOSE RELATED PERFORMANCE CRITERIA IMPACT THE COMPANY?

The proposal would treat even performance-based compensation as nondeductible compensation unless the Company discloses specific performance goals, including any schedule of earned values. Requiring public disclosure of such confidential business criteria, that is not required even under the tax rules, would put the Company at a competitive disadvantage in the marketplace. The Company does not believe such public disclosure of confidential strategic business information would be in the stockholders' best interest.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?

The Company has a formal policy and process for the review and determination of executive compensation that takes into consideration the deductibility of compensation for its senior leaders. The process is conducted by the Company's Leadership Development and Compensation Committee, which is comprised entirely of independent directors, and by all of the Company's independent directors in the case of the Company's Chairman, President and Chief Executive Officer. The Company believes that adoption of the proposal requiring artificial and non-market related limitations of deductibility, coupled with disclosures of confidential performance targets to competitors and restrictions requiring hiring decisions to be publicly made a year in advance, would choke the Company's ability to timely attract, motivate and retain the senior leadership critical for the Company's future success. Consequently, we do not believe that the proposal is in the best interest of the Company's stockholders.

WE RECOMMEND THAT YOU
VOTE AGAINST THE ADOPTION OF
THIS STOCKHOLDER PROPOSAL

STOCKHOLDER PROPOSAL REGARDING FUTURE SEVERANCE AGREEMENTS

(ITEM 8 ON THE PROXY CARD)

Trowel Trades S&P 500 Index Fund, located at Post Office Box 75000, Detroit, Michigan 48275, is the beneficial owner of 76,541 shares of the Company's common stock, and has submitted the following resolution:

  RESOLVED: that the shareholders of The Home Depot Inc. ("the Company") urge the Board of Directors to seek shareholder approval of future severance agreements with senior executives that provide benefits in an amount exceeding 2.99 times the sum of the executives' base salary plus bonus. "Future severance agreements" include employment agreements containing severance provisions, retirement agreements and agreements renewing, modifying or extending existing such agreements. "Benefits" include lump-sum cash payments and the estimated present value of periodic retirement payments, fringe benefits, perquisites and consulting fees to be paid to the executive.

SUPPORTING STATEMENT

In our opinion, severance agreements as described in this resolution, commonly known as "golden parachutes", are excessive in light of the high levels of compensation enjoyed by senior executives at the Company and U.S. corporations in general.

We believe that requiring shareholder approval of such agreements may have the beneficial effect of insulating the Board of Directors from manipulation in the event a senior executive's employment must be terminated by the Company. Because it is not always practical to obtain prior shareholder approval, the Company would have the option if this proposal were implemented of seeking shareholder approval after the material terms of the agreement were agreed upon.

For those reasons, we urge shareholders to vote for this proposal.

COMPANY RESPONSE TO STOCKHOLDER PROPOSAL REGARDING FUTURE SEVERANCE AGREEMENTS

WHAT IS THE RECOMMENDATION OF THE COMPANY?

THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.

WHY DOES THE COMPANY PROVIDE SEVERANCE ARRANGEMENTS TO CERTAIN EMPLOYEES?

In the competitive recruiting environment in which the Company operates, severance arrangements are an integral part of the employment of senior executives. Severance arrangements, in particular, are critical in order to attract, motivate and retain the most highly talented executives with a demonstrated history of leadership and operating performance. In many instances, the best leaders must forfeit accumulated equity compensation and retirement and pension benefits with their current employer in order to accept a new position. Moreover, all executives understand that the Company retains its fiduciary responsibility to terminate any executive for any reason the Company, in its sole discretion, determines. Potential termination may also arise through a change in control of the Company or other unanticipated circumstances through no fault of the executive. Consequently, most highly experienced executives would not accept the risks inherent in a new position and the loss of accumulated benefits without the protection of competitive severance arrangements. As the Company continues to implement its growth strategy both within and beyond its traditional store formats, it will be imperative to the Company's success to have the compensation tools necessary to competitively attract and maintain the very best leadership in these industries.

WHAT IS THE COMPANY'S PROCESS FOR APPROVING SEVERANCE ARRANGEMENTS?

The Company's corporate governance requirements provide that the Leadership Development and Compensation Committee, a committee of the Board of Directors comprised entirely of independent directors, approve all severance arrangements for principal executive officers of the Company. In addition, all of the independent members of the Board of Directors must approve the severance arrangements of the Company's Chairman, President and Chief Executive Officer. In determining these severance arrangements, the Committee and the independent members of the Board undertake a formal comprehensive review process, including the significance of the leadership position being evaluated, past and current performance, consultation with nationally recognized compensation advisors, benchmarking against other companies of similar size and complexity of operation and, generally, the competitive economic environment.

HOW WOULD ADOPTION OF THE PROPOSAL AFFECT THE COMPANY'S ABILITY TO ATTRACT AND RETAIN THE BEST LEADERSHIP?

The Company believes that adoption of the proposal would have a significant adverse impact on the Company's ability to recruit and retain the best leadership talent available. The Company's view is that the executive compensation process needs to be sufficiently flexible to allow the Company's Board of Directors to make binding offers and commitments on a timely basis. Requiring stockholders' approval of severance arrangements that exceed 2.99 times an executive's base salary and bonus would prevent this and is unrealistic for several reasons. First, the proposed limit of 2.99 is an arbitrary and artificial limitation that has no support in any market data or competitive reality. Second, it is unrealistic that the best leaders would agree to be recruited under these circumstances because the stockholder pre-approval process would make such negotiations public and would jeopardize the executive's current employment arrangements. Third, even if stockholder approval followed an offer or commitment of employment, the offer would have to become public long in advance of a stockholders' meeting, again jeopardizing the executive's current employment. Further, since the Company, like most other public companies, conducts its stockholders' meeting annually, this process would prevent the Company from hiring or retaining leadership talent at the time these challenges and opportunities arise. Put another way, the Company would be limited to making binding offers once a year. Such process would be crippling to the Company. For all of these reasons, the Company believes that day-to-day decisions of hiring and compensating senior leaders should continue to be managed by the Board of Directors that is elected annually by the Company's stockholders.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?

The Company has a formal policy and process for the review and determination of severance arrangements for its senior leaders. The process is conducted by the Company's Leadership Development and Compensation Committee, which is comprised entirely of independent directors, and by all of the Company's independent directors in the case of the Company's Chairman, President and Chief Executive Officer. The Company believes that adoption of the proposal would choke the Company's ability to timely attract, motivate and retain the senior leadership critical for the Company's future success. Consequently, we do not believe that the proposal is in the best interest of the Company's stockholders.

WE RECOMMEND THAT YOU
VOTE AGAINST THE ADOPTION OF
THIS STOCKHOLDER PROPOSAL

STOCKHOLDER PROPOSAL REGARDING PERFORMANCE AND TIME-BASED RESTRICTED SHARES

(ITEM 9 ON THE PROXY CARD)

Laborers Local Union and District Council Pension Fund, located at 905 16th Street, Washington, D.C. 20006, is the beneficial owner of 43,000 shares of the Company's common stock, and has submitted the following resolution:

Performance and Time-Based Restricted Shares Proposal

Resolved:    That the shareholders of Home Depot, Inc. ("Company") hereby request that the Board of Directors' Compensation Committee adopt a performance and time-based restricted share grant program for senior executives that includes the following features:

  (1)
  Operational Performance-Vesting Measures – The restricted share program should utilize justifiable operational performance criteria combined with challenging performance benchmarks for each criteria utilized. The performance criteria and associated performance benchmarks selected by the Compensation Committee should be clearly disclosed to shareholders.

  (2)
  Time-Based Vesting – A time-based vesting requirement of at least three years should also be a feature of the restricted shares program, so that operational performance and time-vesting requirements must be met in order for restricted shares to vest.

The Board and Compensation Committee should implement this restricted share program in a manner that does not violate any existing employment agreement or equity compensation plan.

Supporting Statement:    The Company's executive compensation program should include a long-term equity compensation component with clearly defined operational performance criteria and challenging performance benchmarks. We believe that performance and time-vesting restricted shares should be an important component of such a program. In our opinion, performance and time-based restricted shares provide an effective means to tie equity compensation to meaningful operational performance beyond stock price performance.

A well-designed restricted share program can serve to help focus senior executives on achieving strong operational performance as measured over several years in areas determined by the Board to be important to the long-term success of the Company. The use of operational performance measures in a restricted share program can serve to complement the stock price performance measures common in senior executive equity compensation plans. In addition to operational performance requirements, time vesting requirements of at least three years will help reinforce the long-term performance orientation of the plan.

Our proposal recognizes that the Compensation Committee is in the best position to determine the appropriate operational performance criteria and associated performance benchmarks. It is requested that detailed disclosure of the performance criteria be provided in the Compensation Committee Report. Further, clear disclosure should be provided on the performance benchmarks associated with each performance criteria to the extent this information can be provided without revealing proprietary information. This disclosure will enable shareholders to assess whether the long-term equity compensation portion of the executive compensation plan provides challenging performance targets for senior executives to meet.

We believe that a performance and time-based restricted share program with the features described above offers senior executives the opportunity to acquire significant levels of equity compensation commensurate with their contributions to long-term corporate performance. We believe such a system best advances the long-term interests of our Company, its shareholders, employees and other important constituents. We urge shareholders to support this important executive compensation reform.

COMPANY RESPONSE TO STOCKHOLDER PROPOSAL REGARDING PERFORMANCE AND TIME-BASED RESTRICTED SHARES

WHAT IS THE RECOMMENDATION OF THE COMPANY?

THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.

WHAT IS THE COMPANY'S EXECUTIVE COMPENSATION PHILOSOPHY?

The Company's Leadership Development and Compensation Committee, a committee of the Board of Directors comprised entirely of independent directors, is responsible for maintaining an executive compensation program designed to attract, motivate and retain the most highly talented and experienced leadership for the Company. The program is designed around various components of compensation, including base salaries, incentive bonuses, and various equity awards, including restricted stock.

WHAT COMPONENTS OF THE COMPANY'S EXECUTIVE COMPENSATION ARE PERFORMANCE-RELATED AND TIME-BASED?

The Committee considers performance in establishing every element of executive compensation. In addition, all of the Company's equity awards, including restricted stock and deferred shares, include time-based vesting requirements. The Company also utilizes restricted stock to provide long-term retirement benefits that align the interests of the Company's senior leadership with those of stockholders. Thus, the Company's approach in awarding compensation is to utilize performance-based criteria to determine the amount or value of the awards, to utilize time-based vesting as an incentive for leadership retention and to provide long-term retirement benefits.

WHAT ARE THE PERFORMANCE CRITERIA AND TIME-BASED VESTING REQUIREMENTS UTILIZED?

Initial compensation arrangements are determined by considering the prospective executive's experience, prior scope of responsibilities, success in his or her former position, the forfeiture of accumulated equity and compensation awards at a former employer, and the competitive recruiting environment. Base salary merit increases are based on a comprehensive performance review that assesses prior year performance and future potential. Annual bonuses are awarded under the Company's Management Incentive Plan based primarily upon each officer's achievement of financial and non-financial performance objectives that are established by the Committee at the beginning of each fiscal year. Financial performance objectives include sales and earnings targets as well as other key financial metrics. Non-financial performance objectives include process improvements, talent development, and similar non-financial key objectives. These performance criteria also form the principal basis for the grant of equity awards, including restricted stock.

WHAT IS THE COMPANY'S PROCESS FOR AWARDING RESTRICTED STOCK?

The Leadership Development and Compensation Committee, in consultation with outside national compensation experts, evaluates and sets the annual compensation targets for each of the Company's executive officers. The Committee also approves the awards to the Company's executive officers under the Company's incentive compensation and equity-based compensation plans based on their performance evaluations and the compensation practices among peer companies. The Company's compensation and equity incentive program for executive officers is structured to be competitive within the retail industry. In addition, the independent members of the Board must approve the compensation and equity awards made to the Company's Chairman, President and Chief Executive Officer.

DOES THE COMPANY DISCLOSE ITS PERFORMANCE CRITERIA?

Performance criteria includes internal targets for sales, earnings, comparative sales, and other detailed metrics that constitute proprietary and confidential information of the Company. The Company does not publish such information as it would create a competitive disadvantage with other companies with which the Company competes. Moreover, none of the companies with which the Company competes have in the past disclosed their internal performance-related metrics used in their compensation programs.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?

The Leadership Development and Compensation Committee and management believe that all of the components of the Company's executive compensation arrangements are already competitively performance-related and align the interests of the Company's executive officers with those of the Company's stockholders. Also, all of the Company's equity awards, including restricted stock and deferred shares, include time-based vesting requirements. Having addressed the substantive concerns of this proposal, the Company does not believe that adopting the proposal would in any way further contribute to the Company's ability to attract, motivate and retain the most highly talented senior leadership for the Company.

WE RECOMMEND THAT YOU
VOTE AGAINST THE ADOPTION OF
THIS STOCKHOLDER PROPOSAL

STOCKHOLDER PROPOSAL REGARDING PERFORMANCE-BASED OPTIONS

(ITEM 10 ON THE PROXY CARD)

United Association S&P 500 Index Fund, located at 66 Brooks Drive, Braintree, Massachusetts 02184, is the beneficial owner of 186,751 shares of the Company's common stock and has submitted the following resolution:

Performance-Based Options Proposal

Resolved:    That the shareholders of Home Depot (the "Company") request that the Compensation Committee of the Board of Directors adopt a policy that a significant portion of future stock option grants to senior executives shall be performance-based. Performance-based options are defined as follows: (1) indexed options, in which the exercise price is linked to an industry or well-defined peer group index; (2) premium-priced stock options, in which the exercise price is set above the market price on the grant date; or (3) performance-vesting options, which vest when a performance target is met.

Supporting Statement:    As long-term shareholders of the Company, we support executive compensation policies and practices that provide challenging performance objectives and serve to motivate executives to enhance long-term corporate value. We believe that standard fixed-price stock option grants can and often do provide levels of compensation well beyond those merited, by reflecting stock market value increases, not performance superior to the company's peer group.

Our shareholder proposal advocates performance-based stock options in the form of indexed, premium-priced or performance-vesting stock options. With indexed options, the option exercise price moves with an appropriate peer group index so as to provide compensation value only to the extent that the company's stock price performance is superior to the companies in the peer group utilized. Premium-priced options entail the setting of an option exercise price above the exercise price used for standard fixed-priced options so as to provide value for stock price performance that exceeds the premium option price. Performance-vesting options encourage strong corporate performance by conditioning the vesting of granted options on the achievement of demanding stock and/or operational performance measures.

Our shareholder proposal requests that the Company's Compensation Committee utilize one or more varieties of performance-based stock options in constructing the long-term equity portion of the senior executives' compensation plan. The use of performance-based options, to the extent they represent a significant portion of the total options granted to senior executives, will help place a strong emphasis on rewarding superior corporate performance and the achievement of demanding performance goals.

Leading investors and market observers, such as Warren Buffet and Alan Greenspan, have criticized the use of fixed-price options on the grounds that they all to often reward mediocre or poor performance. The Conference Board's Commission on Public Trust and Private Enterprise in 2002 looked at the issue of executive compensation and endorsed the use of performance-based options to help restore public confidence in the markets and U.S. corporations.

At present, the Company does not employ performance-based stock options as defined in this proposal, so shareholders cannot be assured that only superior performance is being rewarded. Performance-based options can be an important component of a compensation plan designed to focus senior management on accomplishing long-term corporate strategic goals and superior long-term corporate performance. We urge your support for this important executive compensation reform.

COMPANY RESPONSE TO STOCKHOLDER PROPOSAL REGARDING PERFORMANCE-BASED OPTIONS

WHAT IS THE RECOMMENDATION OF THE COMPANY?

THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.

WHAT IS THE COMPANY'S EXECUTIVE COMPENSATION PHILOSOPHY?

The Company's Leadership Development and Compensation Committee, a committee of the Board of Directors comprised entirely of independent directors, is responsible for maintaining an executive compensation program designed to attract, motivate and retain the most highly talented and experienced leadership for the Company. The program is designed around various components of compensation, including base salaries, incentive bonuses, and various equity awards, including restricted stock and deferred shares.

WHAT COMPONENTS OF THE COMPANY'S EXECUTIVE COMPENSATION ARE PERFORMANCE-RELATED?

The Committee considers performance in establishing every element of executive compensation. In addition, all of the Company's equity awards, including restricted stock and deferred shares, include time-based vesting requirements. The Company also utilizes restricted stock to provide long-term retirement benefits that align the interests of the Company's senior leadership with those of shareholders. Thus, the Company's approach in awarding compensation is to utilize performance-based criteria to determine the amount or value of the awards, to utilize time-based vesting as an incentive for leadership retention and to provide long-term retirement benefits.

WHAT ARE THE PERFORMANCE CRITERIA AND TIME-BASED VESTING REQUIREMENTS UTILIZED?

Initial compensation arrangements are determined by considering the prospective executive's experience, prior scope of responsibilities, success in his or her former position, the forfeiture of accumulated equity and compensation awards at a former employer, and the competitive recruiting environment. Base salary merit increases are based on a comprehensive performance review that assesses prior year performance and future potential. Annual bonuses are awarded under the Company's Management Incentive Plan based primarily upon each officer's achievement of financial and non-financial performance objectives that are established by the Committee at the beginning of each fiscal year. Financial performance objectives include sales and earnings targets as well as other key financial metrics. Non-financial performance objectives include process improvements, talent development, and similar non-financial key objectives. These performance criteria also form the principal basis for the grant of equity awards, including restricted stock and deferred shares.

WHAT IS THE COMPANY'S PROCESS FOR AWARDING RESTRICTED STOCK AND DEFERRED SHARES?

The Leadership Development and Compensation Committee, in consultation with outside national compensation experts, evaluates and sets the annual compensation targets for each of the Company's executive officers. The Committee also approves the awards to the Company's executive officers under the Company's incentive compensation and equity-based compensation plans based on their performance evaluations and the compensation practices among peer companies. The Company's compensation and equity incentive program for executive officers is structured to be competitive within the retail industry. In addition, the independent members of the Board must approve the compensation and equity awards made to the Company's Chairman, President and Chief Executive Officer.

DOES THE COMPANY DISCLOSE ITS PERFORMANCE CRITERIA?

Performance criteria includes internal targets for sales, earnings, comparative sales, and other detailed metrics that constitute proprietary and confidential information of the Company. The Company does not publish such information as it would create a competitive disadvantage with other companies with which the Company competes. Moreover, none of the companies with which the Company competes have in the past disclosed their internal performance-related metrics used in their compensation programs.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?

The Leadership Development and Compensation Committee and management believe that all of the components of the Company's executive compensation arrangements are already competitively performance-related and align the interests of the Company's executive officers with those of the Company's stockholders. Also, all of the Company's equity awards, including restricted stock and deferred shares, include time-based vesting requirements. Having addressed the substantive concerns of this proposal, the Company does not believe that adopting the proposal would in any way further contribute to the Company's ability to attract, motivate and retain the most highly talented senior leadership for the Company.

WE RECOMMEND THAT YOU
VOTE AGAINST THE ADOPTION OF
THIS STOCKHOLDER PROPOSAL

STOCKHOLDER PROPOSAL REGARDING POLITICAL NONPARTISANSHIP

(ITEM 11 ON THE PROXY CARD)

Mrs. Evelyn Y. Davis, located at Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, is the beneficial owner of 200 shares of the Company's common stock and has submitted the following resolution:

  RESOLVED: "That the stockholders of Home Depot assembled in Annual Meeting in person and by proxy, hereby recommend that the Corporation affirm its political non-partisanship. To this end the following practices are to be avoided:

        "(a)
        The handing of contribution cards of a single political party to an employee by a supervisor.

        "(b)
        Requesting an employee to send a political contribution to an individual in the Corporation for a subsequent delivery as part of a group of contributions to a political party or fund raising committee.

        "(c)
        Requesting an employee to issue personal checks blank as to payee for subsequent forwarding to a political party, committee or candidate.

        "(d)
        Using supervisory meetings to announce that contribution cards of one party are available and that anyone desiring cards of a different party will be supplied one on request to his supervisor.

        "(e)
        Placing a preponderance of contribution cards of one party at mail station locations."

  REASONS: "The Corporation must deal with a great number of governmental units, commissions and agencies. It should maintain scrupulous political neutrality to avoid embarrassing entanglements detrimental to its business. Above all, it must avoid the appearance of coercion in encouraging its employees to make political contributions against their personal inclination. The Troy (Ohio) News has condemned partisan solicitation for political purposes by managers in a local company (not Home Depot)." "And if the Company did not engage in any of the above practices, to disclose this to ALL shareholders in each quarterly report."

  "If you AGREE, please mark your proxy FOR this resolution."

COMPANY RESPONSE TO STOCKHOLDER PROPOSAL REGARDING POLITICAL NONPARTISANSHIP

WHAT IS THE RECOMMENDATION OF THE COMPANY?

THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.

WHAT IS THE COMPANY'S POLICY ON POLITICAL ACTIVITY?

The Company maintains a formal political activity and government relations policy in accordance with federal and state laws. We believe that it is important that federal, state and local governments have an understanding of how their actions impact our business, our customers and our associates. Consequently, we communicate with governmental organizations or officials about our business concerns, and we sponsor a voluntary nonpartisan political action committee. Participation by our associates is completely voluntary.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?

The proposal calls upon us to prohibit certain partisan political activities by our associates on Company premises. We completely agree that such activities should be prohibited and, in fact, our policy formally prohibits such activities. In part, our policy states that "The Home Depot... does not permit the use of corporate resources or company time for personal political matters" and "The Home Depot does NOT allow solicitation or distribution of literature on company property by any associate or organization unless required by law." Not only does our policy restrict certain political activities by associates, but the conduct that the proposal seeks to ban is also illegal under federal election law.

Since we already maintain a formal policy that supports a nonpartisan atmosphere and addresses the specific concerns in this proposal, we do not believe that adoption of the proposal would enhance the Company's existing commitment to nonpartisan political activities.

WE RECOMMEND THAT YOU
VOTE AGAINST THE ADOPTION OF
THIS STOCKHOLDER PROPOSAL

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to or earned by (i) our Chief Executive Officer, and (ii) the Company's four other most highly compensated executive officers during each of the Company's last three fiscal years:

SUMMARY COMPENSATION TABLE
	ANNUAL COMPENSATION							LONG TERM COMPENSATION AWARDS
Name and Principal Position	Fiscal Year(1)	Salary ($)		Bonus ($)		Other Annual Compensation ($)		Restricted Stock Awards(2) ($)		Securities Underlying Options (#)	All Other Compensation ($)

Robert L. Nardelli Chairman, President and Chief Executive Officer	2004 2003 2002	2,000,000 2,000,000 1,865,384	(3) (3) (3)	5,750,000 4,500,000 4,000,000		6,355,146 4,665,358 5,352,956	(4) (4) (4)	13,880,000 10,560,100 8,482,500	(5) (5) (5)	600,000 565,000 750,000	514,696 498,946 393,990	(6)
Francis S. Blake Executive Vice President – Business Development & Corporate Operations(7)	2004 2003 2002	631,923 600,577 474,711		725,000 550,000 1,200,000	(8)	73,061 68,416 51,960	(9) (9) (9)	2,448,000 1,678,650 5,323,000	(10) (10) (10)	50,000 70,000 350,000	83,097 74,420 2,555	(11)
John H. Costello Executive Vice President – Merchandising & Marketing(12)	2004 2003 2002	675,577 604,231 116,346		725,000 550,000 700,000	(13)	115,576 118,168 —	(14) (14)	2,448,000 1,678,650 1,748,600	(15) (15) (15)	50,000 170,000 250,000	113,228 31,937 —	(16)
Dennis M. Donovan Executive Vice President – Human Resources	2004 2003 2002	656,923 625,577 579,808		700,000 500,000 420,000		422,305 412,657 354,960	(17) (17) (17)	3,360,500 2,906,150 2,035,800	(18) (18) (18)	90,000 90,000 100,000	94,434 92,081 22,034	(19)
Carol B. Tomé Executive Vice President — Chief Financial Officer	2004 2003 2002	629,038 568,846 509,711		720,000 520,000 437,000		87,795 64,287 7,698	(20) (20)	2,448,000 2,006,250 2,035,800	(21) (21) (21)	50,000 70,000 100,000	61,095 49,026 38,973	(22)

(1)
Fiscal 2004 and the fiscal years ended January 31, 2004 ("Fiscal 2003") and February 1, 2003 ("Fiscal 2002") include 52 weeks.

(2)
Amounts set forth in the restricted stock awards column represent the value of grants of restricted stock and deferred shares. The value is calculated by multiplying the closing price of the Company's common stock on the date of grant by the number of shares or units granted. Dividends or dividend equivalents are paid on shares of restricted stock, deferred stock units and deferred shares.

(3)
Mr. Nardelli's base salary of $2,000,000 was established by the Board of Directors in April 2002 and was not increased during Fiscal 2003 or Fiscal 2004.

(4)
Mr. Nardelli's other annual compensation includes (i) $2,234,800, $2,352,200 and $2,469,600 for the forgiveness of a loan and accrued interest in Fiscal 2004, Fiscal 2003 and Fiscal 2002, respectively; (ii) $1,661,793 and $2,007,058 for tax payments related to the forgiveness of such loan and accrued interest in Fiscal 2003 and Fiscal 2002, respectively; and (iii) $3,351,672 for tax payments and interest in Fiscal 2004 based on a recent determination by the IRS that the full amount was compensation at the time the loan was made in Fiscal 2000.

(5)
The amount shown for Fiscal 2004 reflects the value of grants of 200,000 deferred shares in both March and in August 2004. The March 2004 deferred share grant cliff vests 100% on March 17, 2009. The August 2004 deferred share grant vests as follows: 50,000 shares on August 6, 2007, 50,000 shares on August 6, 2010, and 100,000 shares on May 17, 2010. The amount shown for Fiscal 2003 reflects the value of grants of 250,000 and 135,000 deferred shares in March and August of 2003, respectively. Such deferred shares vest as follows: 37,500, 100,000 and 37,500 shares on March 19 of 2006, 2008 and 2009, and 33,750 shares on August 21 of 2006 and 2009, and 142,500 shares on May 17, 2010. The amount shown for Fiscal 2002 reflects the value of 250,000 shares of restricted stock. The restrictions lapse on 62,500 shares on each of August 21, 2005 and

  August 21, 2009, and on 125,000 shares on May 17, 2010. In August 2003, the independent members of the Board of Directors approved the exchange of such shares of restricted stock for a grant of an equal number of deferred shares with the same vesting schedule. At the end of Fiscal 2004, Mr. Nardelli held 1,035,000 deferred shares and 1,000,000 deferred stock units with an aggregate value of $82,234,350.

(6)
The amount shown includes an allocation of share equivalents under the Company's FutureBuilder Restoration Plan on behalf of Mr. Nardelli valued at $378,871.

(7)
Mr. Blake joined the Company effective March 21, 2002.

(8)
The amount shown includes Mr. Blake's $100,000 signing bonus and an initial incentive payment of $525,000 paid in April 2002.

(9)
Mr. Blake's other annual compensation includes $20,741 and $23,502 for payments made under the Supplemental Executive Compensation Plan for Fiscal 2004 and Fiscal 2003, respectively. Fiscal 2002 includes (i) $27,815 related to Mr. Blake's relocation and (ii) $17,195 for professional fees.

(10)
The amount shown for Fiscal 2004 reflects the value of grants of 22,000 and 50,000 shares of restricted stock to Mr. Blake in March and August 2004, respectively. Restrictions lapse on all of the 22,000 shares of restricted stock granted in March 2004 on March 17, 2009. Restrictions lapse on 25% of the 50,000 shares of restricted stock granted in August 2004 on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Blake turns 62. The amount shown for Fiscal 2003 reflects the value of grants of 15,000 and 40,000 shares of restricted stock to Mr. Blake in March and August 2003, respectively. Restrictions lapse on all of the 15,000 shares of restricted stock granted in March 2004 on March 19, 2008. Restrictions lapse on 25% of the 50,000 shares of restricted stock granted in August 2003 on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Blake turns 62. The amount shown for Fiscal 2002 reflects the value of grants of 70,000 and 60,000 shares of restricted stock to Mr. Blake in April and August of Fiscal 2002, respectively. For both of these grants, restrictions lapse on 25% of the shares on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Blake turns 62. At the end of Fiscal 2004, Mr. Blake held 257,000 shares of restricted stock with an aggregate value of $10,385,370.

(11)
The amount shown includes (i) an allocation of share equivalents under the Company's FutureBuilder Restoration Plan on behalf of Mr. Blake valued at $35,134 and (ii) $40,694 for payments of annual life and long-term disability insurance premiums.

(12)
Mr. Costello joined the Company effective November 4, 2002.

(13)
The amount shown includes Mr. Costello's $200,000 signing bonus.

(14)
Mr. Costello's other annual compensation for Fiscal 2004 includes $31,053 related to his use of Company aircraft. The amount shown for Fiscal 2003 includes $56,065 related to Mr. Costello's relocation.

(15)
The amount shown for Fiscal 2004 reflects the value of grants of 22,000 and 50,000 shares of restricted stock to Mr. Costello in March and August 2004, respectively. Restrictions lapse on all of the 22,000 shares of restricted stock granted in March 2004 on March 17, 2009. Restrictions lapse on 25% of the 50,000 shares of restricted stock granted in August 2004 on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Costello turns 62. The amount shown for Fiscal 2003 reflects the value of grants of 15,000 and 40,000 shares of restricted stock to Mr. Costello in March and August 2003, respectively. Restrictions lapse on all of the 15,000 shares granted in March 2003 on March 19, 2008. Restrictions lapse on 25% of the 40,000 shares of restricted stock granted in August 2003 on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Costello turns 62. The amount shown for Fiscal 2002 reflects the value of a grant of 70,000 shares of restricted stock to Mr. Costello on November 21, 2002. Restrictions lapse on 25% of the shares of restricted stock granted on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Costello turns 62. At the end of Fiscal 2004, Mr. Costello held 197,000 shares of restricted stock with an aggregate value of $7,960,770.

(16)
The amount includes an allocation of share equivalents under the Company's FutureBuilder Restoration Plan on behalf of Mr. Costello valued at $35,301 and $68,909 for payments of annual life and long-term disability insurance premiums, respectively.

(17)
Mr. Donovan's other annual compensation for Fiscal 2004 includes $174,000 for the forgiveness of interest on a loan and $122,928 of related tax payments. Fiscal 2003 and Fiscal 2002 include $174,000 for the forgiveness of interest on a loan and $141,732 of related tax payments.

(18)
The amount shown for Fiscal 2004 reflects the value of a special grant of 25,000 shares in March 2004 and grants of 22,000 and 50,000 shares of restricted stock to Mr. Donovan in March and August 2004, respectively. Restrictions lapse on all of the 25,000 shares of restricted stock granted in March 2004 on March 17, 2006. Restrictions lapse on all of the 22,000 shares of restricted stock granted in March 2004 on March 17, 2009. Restrictions lapse on 25% of the 50,000 shares of restricted stock granted in August 2004 on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Donovan turns 62. The amount shown for Fiscal 2003 reflects the value of grants of 65,000 and 40,000 shares of restricted stock to Mr. Donovan in March and August 2003, respectively. Restrictions on 50,000 of the shares of restricted stock granted in March 2003 lapse on March 19, 2006 and restrictions on the remaining 15,000 shares from the March 2003 grant lapse on March 19, 2008. Restrictions lapse on 25% of the 40,000 shares of restricted stock granted in August 2003 on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Donovan turns 62. The amount shown for Fiscal 2002 reflects the value of a grant of 60,000 shares of restricted stock to Mr. Donovan in August 2002. Restrictions lapse on 25% of the shares on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Donovan turns 62. At the end of Fiscal 2004, Mr. Donovan held 316,000 shares of restricted stock and 328,821 deferred stock units with an aggregate value of $26,057,216.

(19)
The amount shown includes (i) an allocation of share equivalents under the Company's FutureBuilder Restoration Plan on behalf of Mr. Donovan valued at $29,922 and (ii) $57,256 for payments of annual life and long-term disability insurance premiums.

(20)
Ms. Tomé's other annual compensation for Fiscal 2004 and Fiscal 2003 includes $34,124 and $25,003 respectively for personal use of the Company's aircraft.

(21)
The amount shown for Fiscal 2004 reflects the value of grants of 22,000 and 50,000 shares of restricted stock Ms. Tomé in March and August 2004, respectively. Restrictions lapse on all of the 22,000 shares of restricted stock granted in March 2004 on March 17, 2009. Restrictions lapse on 25% of the 50,000 shares of restricted stock granted in August 2004 on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Ms. Tomé turns 62. The amount shown for Fiscal 2003 reflects the value of grants of 15,000 and 50,000 restricted shares in March and August 2003, respectively. Such restricted shares vest in increment of 15,000 shares on March 19 of 2008, in increments of 12,500 shares on August 21 of 2006 and 2009, and in an increment of 25,000 shares when Ms. Tomé turns 62. The amount shown for Fiscal 2002 reflects the value of a grant of 60,000 shares of restricted stock to Ms. Tomé in August 2002. Restrictions lapse on 25% of the shares on the third anniversary of the date of grant, on another 25% on the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Ms. Tomé turns 62. At the end of Fiscal 2004, Ms. Tomé held 227,322 shares of restricted stock with an aggregate value of $9,186,082.

(22)
The amount shown includes (i) an allocation of share equivalents under the company's FutureBuilder Restoration Plan on behalf of Ms. Tomé of $33,238 and (ii) $20,467 for payment of annual life and long-term disability insurance premiums.

The following tables set forth information regarding options to purchase shares of the Company's common stock granted to and exercised by the Company's Named Executive Officers during Fiscal 2004. The Company has no outstanding stock appreciation rights. In accordance with the rules of the Securities and Exchange Commission, the first table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual stock price appreciation of 5% and 10% from the date the options were granted over the full option term. Actual gains, if any, on stock option exercises are dependent on the future value of the stock at the time of any option exercise.

OPTION GRANTS IN FISCAL 2004
	Individual Grants
		Percent of Total Options Granted to Employees in Fiscal Year %			Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted #
			Exercise or Base Price Per Share $
Name				Expiration Date	5% ($)	10% ($)
Robert L. Nardelli	500,000 100,000	3.01 0.60	36.50 32.90	03/16/2014 08/05/2014	11,477,327 2,069,063	29,085,800 5,243,413
Francis S. Blake	50,000	0.30	36.50	03/16/2014	1,147,732	2,908,580
John H. Costello	50,000	0.30	36.50	03/16/2014	1,147,732	2,908,580
Dennis M. Donovan	90,000	0.54	36.50	03/16/2014	2,065,919	5,235,444
Carol B. Tomé	50,000	0.30	36.50	03/16/2014	1,147,732	2,908,580

AGGREGATED OPTION EXERCISES IN FISCAL 2004 AND FISCAL YEAR-END OPTION VALUES
			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
Name	Shares Acquired On Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert L. Nardelli	—	—	4,487,500	1,927,500	3,368,000	11,975,250
Francis S. Blake	—	—	87,500	382,500	—	1,305,700
John H. Costello	30,000	541,800	95,000	345,000	1,465,850	3,999,450
Dennis M. Donovan	—	—	210,000	440,000	93,000	1,872,300
Carol B. Tomé	15,000	519,082	275,388	302,500	3,307,880	1,411,000

The following table sets forth information regarding The Home Depot Long-Term Incentive Plan.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
			Estimated Future Payouts Under Non-Stock Price-Based Plans
Name	Number of Shares, Units or Other Rights	Performance or Other Period Until Maturation or Payout	Threshold ($ or #)	Target ($ or #)	Maximum ($ or #)
Robert L. Nardelli	100% of base salary on February 1, 2004	February 2, 2004 – January 28, 2007	$1,500,000	$2,000,000	$3,000,000
Francis S. Blake	75% of base salary on February 1, 2004	February 2, 2004 – January 28, 2007	$343,125	$457,500	$686,250
John H. Costello	75% of base salary on February 1, 2004	February 2, 2004 – January 28, 2007	$365,625	$487,500	$731,250
Dennis M. Donovan	75% of base salary on February 1, 2004	February 2, 2004 – January 28, 2007	$357,188	$476,250	$714,375
Carol B. Tomé	75% of base salary on February 1, 2004	February 2, 2004 – January 28, 2007	$329,063	$438,750	$658,125

In February 2004, the Leadership Development and Compensation Committee granted long-term performance incentive awards to certain senior executives, including the Named Executive Officers shown above, for the Fiscal 2004-2006 performance period. Mr. Nardelli's award was approved by the independent members of the Board. Such awards were made pursuant to the Company's 1997 Omnibus Stock Incentive Plan and are intended to provide continuing emphasis on specified financial performance goals that the Committee considers to be important contributors to long-term stockholder value. The awards are payable only if the Company achieves specified levels of average diluted earnings per share ("EPS") growth during the three-year performance period beginning February 2, 2004 and ending January 28, 2007. Average diluted EPS is determined by averaging the diluted percentage increase in EPS for each fiscal year in the performance period, exclusive of the impact of any share repurchase program during the performance period. Awards are payable in cash. As of January 30, 2005, the maximum aggregate pay-out for the Named Executive Officers for the Fiscal 2004-2006 performance period is $5,790,000 paid in cash as soon after the end of the performance period. Pro rata awards are paid for actual results at the end of the performance period if an executive's employment terminates during the final fiscal year in the performance period due to death, disability or retirement.

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans Approved by Security Holders(1)	85,081,561	(2)	$36.12	(3)	134,329,979	(4)
Equity Compensation Plans Not Approved by Security Holders(5)	3,990,679	(6)	$40.75	(7)	18,518,153	(8)

Total	89,072,240				152,848,132

(1)
These plans are the Company's Omnibus Plan, Amended and Restated Employee Stock Purchase Plan (the "ESPP") and the Directors Plan. The Directors Plan allows the Company's outside directors to elect to defer their meeting fees and retainers for deferred stock units payable in shares of the Company's common stock on termination of board service.
(2)
Includes an aggregate of 83,893,723 stock options, 1,126,325 deferred shares and 61,513 deferred stock units credited to participant accounts under the Directors Plan.
(3)
Weighted average exercise price of outstanding options; excludes deferred shares, deferred stock rights and shares of restricted stock under the Omnibus Plan, deferred stock units under the Directors Plan and rights to purchase shares under the ESPP.
(4)
Represents 113,040,592 shares under the Omnibus Plan, 19,114,917 shares under the ESPP and 2,174,470 shares under the Directors Plan. As of the March 28, 2005 record date,               shares of the Company's common stock remain available for issuance under the Omnibus Plan.
(5)
These plans are the Company's Non-U.S. Employee Stock Purchase Plan (the "Non-US ESPP"), the Home Depot FutureBuilder Restoration Plan (the "Restoration Plan"), the December 4, 2000 Nonqualified Stock Option and Deferred Stocks Units Plan and Agreement, the April 2, 2001 Deferred Stock Units Plan and Agreement, the May 31, 2001 Deferred Stock Units Plan and Agreement and the September 17, 2001 Deferred Stock Units Plan and Agreement (collectively, "Deferred Stock Units Plans and Agreements").
(6)
Includes 111,858 deferred stock units under the Restoration Plan and 2,500,000 nonqualified stock options and 1,378,821 deferred stock units under the Deferred Stock Units Plans and Agreements referred to in Note 5.
(7)
Weighted average exercise price of outstanding options; excludes rights to purchase shares under the Non-US ESPP, deferred stock units granted under the Restoration Plan and deferred stock units granted under the Deferred Stock Units Plans and Agreements referred to in Note 5.
(8)
Represents shares available under the Non-US ESPP.

DESCRIPTION OF PLANS NOT APPROVED BY STOCKHOLDERS:

•
Restoration Plan.    The primary purpose of the Restoration Plan is to provide additional retirement income to certain key executive employees of the Company and its participating affiliates to reduce the impact of certain provisions of the Internal Revenue Code that limit the maximum benefits that may accrue under the Company's qualified retirement plans. In particular, the Company intends for the Restoration Plan to offset the effects of the maximum compensation limitation under Code Section 401(a)(17) by providing the amount of supplemental retirement income specified in the Restoration Plan. The Restoration Plan constitutes an unfunded, nonqualified deferred compensation plan that benefits certain designated employees who are within a select group of key management or highly compensated employees. Payments under the Restoration Plan are made in shares of the Company's common stock.
•
Deferred Stock Units Plans and Agreements.    The Deferred Stock Units Plans and Agreements represent shares underlying stock units, payable on a one-for-one basis, that vest over a period of years as described below and fully vest upon employment termination for reasons other than cause or resignation without good reason. Deferred stock units vest in 150,000 increments under the December 4, 2000 Deferred Stock Units Plan and Agreement on the December 4, 2000 award date and on each anniversary of the award date until fully vested on December 4, 2004. Deferred stock units vest under the May 31, 2001 Deferred Stock Units Plan and Agreement in 109,607 increments on April 2 of each of 2002, 2004 and 2006. Deferred stock units vest in 50,000 increments under the September 17, 2001 Deferred Stock Units Plan and Agreement on the September 17, 2001 award date and on December 4 of each of 2001, 2002, 2003 and 2004. As of January 30, 2005, 1,219,214 deferred stock units were vested, with payment deferred at the election of the participant beyond the initial payment date on 800,000 of such shares. The December 4, 2000 Non-Qualified Stock Option and Deferred Stock Units Plan and Agreement includes a grant of 2,500,000 nonqualified stock options at an exercise price of $40.75, said options vesting 20% on the December 4, 2000 award date and an additional 20% on each anniversary thereof until fully vested on December 4, 2004. The options expire on the tenth anniversary of the date the option first becomes exercisable.

WHAT ARE THE TERMS OF EMPLOYMENT AGREEMENTS WITH THE COMPANY'S NAMED EXECUTIVE OFFICERS?

The Company has an Employment Agreement dated as of December 4, 2000 with Robert L. Nardelli retaining him as the President and Chief Executive Officer of the Company. The initial term of the agreement expires on December 31, 2005, and, beginning on January 1, 2003, the term automatically extends so that the remaining term is always three years.

In determining Mr. Nardelli's compensation, the Board focused on competitive levels of compensation for CEOs managing operations of similar size, complexity and performance level and the importance of hiring a President and CEO with the strategic, financial and leadership skills to ensure the Company's continued growth into the foreseeable future. Based on these factors, the Board determined that Mr. Nardelli's annual base salary shall be not less than $1,500,000 and his annual bonus shall be not less than $3,000,000.

The Company believes it is essential that a large portion of our executive officers' total compensation is tied to stock performance, which more closely aligns their interests with the long-term interests of stockholders. To reflect this belief and in recognition that Mr. Nardelli forfeited substantial equity ownership rights provided by his former employer, Mr. Nardelli received two stock option awards pursuant to his employment agreement. The first entitles him to purchase 1,000,000 shares of common stock at $40.75 per share. This stock option was immediately exercisable as of the date of the employment agreement. The second stock option award entitles him to purchase 2,500,000 shares of common stock at $40.75 per share and vests in 500,000 share increments on the date of the employment agreement and each of the first four anniversaries of such date. Beginning in 2002, Mr. Nardelli will receive additional annual option awards to purchase no less than 450,000 shares of common stock. The Company also granted him deferred stock units corresponding to 750,000 shares of common stock, which vest 20% per year beginning on the date of the employment agreement.

In addition, Mr. Nardelli received a lump sum payment of $50,400 when he entered into the employment agreement.

Mr. Nardelli received a loan from the Company in the amount of $10,000,000, which accrues interest at the rate of 5.87% per year, compounded annually. As a long-term employment incentive, the obligation to repay the loan is forgiven 20% per year, together with accrued interest, on each of the first five anniversaries of the date Mr. Nardelli's employment began if he is employed by the Company on each such date. The loan (and any accrued interest) will be forgiven upon a change of control (as defined in the employment agreement) if Mr. Nardelli is employed by the Company on such date, or upon the date of termination of Mr. Nardelli's employment with the Company before December 4, 2005 if such termination is by the Company without cause, by Mr. Nardelli for good reason or by reason of Mr. Nardelli's death or disability. If Mr. Nardelli's employment is terminated by the Company for cause or by Mr. Nardelli other than for good reason, then Mr. Nardelli is required to repay the outstanding principal amount. The Company will pay Mr. Nardelli's tax obligations relating to forgiven indebtedness and interest. The Board authorized a payment to Mr. Nardelli for taxes and interest payable in Fiscal 2004 based on a determination by the Internal Revenue Service that the full amount of the loan was compensation to him as of time it was made in 2000. His employment agreement provides for such payments as and when the loans are forgiven over a five-year period. The Board determined that the current compensation payment was consistent with the intent of his employment agreement which was to satisfy the tax obligations as they came due.

To compensate Mr. Nardelli in part for forfeiting retirement benefits made available by his former employer, the Company agreed to provide him with deferred compensation upon any termination of his employment. Beginning on the later of his 62nd birthday or termination of employment, Mr. Nardelli will be entitled to a cash benefit in an annual amount equal to 50% of his salary as of the date of his termination and his most recent annual bonus (or, if greater, the then-current target amount for his bonus but not less than $4,500,000), subject to offset for certain pension benefits paid or payable to Mr. Nardelli by the Company or his prior employers. The amount of the benefit may be reduced if Mr. Nardelli's employment is terminated under certain circumstances, such as if Mr. Nardelli is terminated by the Company for cause or if Mr. Nardelli terminates his employment without good reason, before his 62nd birthday and/or before the fifth anniversary of the date of the employment agreement.

In addition, if Mr. Nardelli's employment is terminated either by the Company for cause or by Mr. Nardelli other than for good reason, then the Company will pay him all cash compensation accrued but not paid as of the termination date. If Mr. Nardelli's employment is terminated by the Company before age 62 other than for cause, by Mr. Nardelli for good reason or for any reason within 12 months after a change in control or due to death or disability, Mr. Nardelli will receive certain benefits, including: (1) all cash compensation accrued but not paid as of the termination date; (2) $20,000,000; (3) immediate vesting of unvested equity-based awards and deferred compensation; (4) for each year before 2006 for which an annual option award has not yet been granted, a fully vested stock option award in accordance with the agreement; and (5) immediate forgiveness of any outstanding principal and accrued interest of the loan. If Mr. Nardelli's employment terminates due to his retirement after he attains age 62 or upon a change in control of the Company, all equity-based awards made under his employment agreement or otherwise will fully vest and remain exercisable through the end of their original term.

The Company also has an employment agreement with Dennis M. Donovan, Executive Vice President – Human Resources, dated as of March 16, 2001. The initial term of Mr. Donovan's agreement terminates on December 31, 2005, and beginning on January 1, 2003, automatically extends so that the remaining term is always three years. The agreement provides that the automatic extensions will continue until either the Company or Mr. Donovan gives written notice of termination of the extension provision.

The employment agreement provides for Mr. Donovan to receive a base salary of not less than $525,000 per year. Mr. Donovan is eligible for an annual bonus of no less than his then-current base salary. Mr. Donovan was guaranteed a bonus for Fiscal 2001. In connection with the commencement of employment, Mr. Donovan received an award of stock options exercisable for 320,000 shares, which vest 25% per year beginning on the second anniversary of the grant date, and an award of deferred stock units corresponding to 328,821 shares. Mr. Donovan's units vest in one-third increments on the first, third and fifth anniversaries of his date of employment. The agreement provides that for 2002 and subsequent calendar years, Mr. Donovan is eligible for an annual grant of stock options exercisable for at least 90,000 shares.

In connection with his relocation, Mr. Donovan received a loan in the amount of $3 million. Interest on the loan accrues at the rate of 5.8% per year. Interest will be forgiven annually on each of the first five anniversaries of the loan. The loan must be repaid upon the earlier of (1) the fifth anniversary of the date of the loan, and (2) 90 days following the termination of the employee's employment by the Company for cause or by the employee without good reason. In addition, Mr. Donovan received a lump sum payment of $430,795 when he entered into the employment agreement. Mr. Donovan was also reimbursed for up to $15,000 of expenses he incurred in connection with the preparation and execution of his employment agreement.

Upon the termination of the employment of Mr. Donovan by the Company for cause or by the employee without good reason, the Company will pay the employee all cash compensation accrued but not paid as of the termination date. If the employment of Mr. Donovan is terminated by the Company other than for cause, by the employee for good reason or for any reason within 12 months after a change in control or due to death or disability, the employee will receive all cash compensation accrued but not paid as of the termination date and certain additional benefits, including salary and target bonus continuation for 24 months and immediate vesting of all unvested equity-based awards. In the event of a change in control, in addition to receiving any protection that is applicable to other senior executives, all grants of equity-based awards to Mr. Donovan will become fully vested and exercisable.

Pursuant to his agreement, Mr. Donovan has agreed that during the term of his employment and for two years thereafter, he shall not, without the prior written consent of the Company, participate (as defined in the agreements) in the management of certain competitors of the Company. During the same period, the executive has also agreed not to solicit any employee of the Company to accept a position with another entity or to solicit any vendor or customer of the Company to alter its relationship with the Company in any way that would be adverse to the Company.

Under the terms of the agreements with Messrs. Nardelli and Donovan, termination of employment for good reason generally means the occurrence of certain events without the employee's consent, including, among other things, (1) the Company assigning him duties inconsistent in any material respect with his duties and responsibilities as contemplated by the employment agreement or taking any other action that results in a significant diminution in such employee's position, duties or responsibilities, or (2) failure of the Company to comply with any material provision of the employment agreement. Termination for cause means, among other things, that the employee (1) has engaged in conduct that constitutes willful gross neglect or willful gross misconduct with respect to employment duties that results in material economic harm to the Company, subject to certain conditions, or (2) has been convicted of a felony involving theft or moral turpitude. Any determination that cause exists must be approved by a majority of the Company's Board of Directors after giving notice of such meeting to the employee and providing the employee and his legal counsel an opportunity to address the Board at such meeting.

In addition to these and other benefits set forth in the applicable employment agreements, Messrs. Nardelli and Donovan are entitled to participate in the benefit plans offered to all executive officers of the Company and to receive the same perquisites as are commonly provided to other senior executives of the Company. The Company will also reimburse them for income taxes applicable to certain specified benefits and payments under the agreement and for excise taxes imposed in the event payments or benefits received by the employee under their respective agreements, or otherwise, result in "parachute payments" under the Internal Revenue Code.

During Fiscal 2001, the Company entered into an employment agreement with Carol Tomé, effective May 4, 2001. The employment agreement provides that Ms. Tomé will receive an annual base salary of $425,000 and is eligible for an annual bonus equal to 100% of base salary. In addition to cash compensation, Ms. Tomé received nonqualified stock options exercisable for 100,000 shares, which vest in 25% annual increments beginning on the second anniversary of the grant date. Ms. Tomé is also eligible to participate in the Company's Long-Term Incentive Plan.

Pursuant to her agreement, Ms. Tomé has agreed that for 36 months subsequent to termination of employment with the Company she will not, without the prior written consent of the Company, enter into or maintain an employment or contractual relationship with certain competitors of the Company. During the same period, Ms. Tomé has agreed not to solicit any employee of the Company to terminate his or her relationship with the Company without the prior written consent of the Company. Upon termination of Ms. Tomé's employment without cause, or by Ms. Tomé for good reason, the Company will pay Ms. Tomé's base salary for 24 months. In addition, all stock options granted pursuant to such agreement will continue to vest and all restrictions on the grants of shares of restricted stock will continue to lapse.

In addition to the benefits set forth in Ms. Tomé's employment agreement, Ms. Tomé is entitled to participate in the benefit plans offered to all executive officers of the Company and to receive the same perquisites as are commonly provided to other senior executives of the Company. The Company will also reimburse Ms. Tomé for income taxes applicable to certain specified benefits and payments.

During Fiscal 2002, the Company entered into employment agreements with Francis S. Blake and John H. Costello, effective March 21, 2002 and November 4, 2002, respectively. The employment agreements provide that Messrs. Blake and Costello will receive annual base salaries of no less than $525,000 and $550,000, respectively. Messrs. Blake and Costello are eligible for an annual bonus equal to 100% of base salary and received a signing bonus of $100,000 and $200,000, respectively. In addition, Mr. Blake received a $25,000 relocation allowance and an initial incentive payment of $525,000 in April 2002. Mr. Costello was guaranteed a bonus for Fiscal 2002 (payable in Fiscal 2003) of $450,000 (less any bonus amounts received from his former employer for Fiscal 2002), and was eligible to receive reimbursement of up to $400,000 for any obligation to repay a signing bonus and/or relocation expenses to his former employer.

In addition to cash compensation, Messrs. Blake and Costello each received nonqualified stock options exercisable for 250,000 shares, which vest in 25% annual increments beginning on the second anniversary of the grant date, and 70,000 shares of restricted stock. Messrs. Blake and Costello are also eligible to participate in the Company's Long-Term Incentive Plan.

Pursuant to their agreements, Messrs. Blake and Costello have each agreed that for 36 months subsequent to termination of employment with the Company he will not, without the prior written consent of the Company, enter into or maintain an employment or contractual relationship with certain competitors of the Company. During the same period, Messrs. Blake and Costello have agreed not to solicit any employee of the Company to terminate his or her relationship with the Company without the prior written consent of the Company.

Upon the termination of the employment of Mr. Blake or Mr. Costello by the Company without cause, or by Mr. Blake or Mr. Costello for good reason, the Company will pay base salary continuation, target incentive and medical coverage for 12 months and 24 months, respectively. In addition, all stock options granted pursuant to the employment agreements will vest and all restrictions on the grants of shares of restricted stock awarded pursuant to the employment agreements shall lapse immediately. During the 12 months after termination, all other unvested stock options shall continue to vest and restrictions on outstanding shares of restricted stock will continue to lapse in accordance with their terms.

In July 2003, Mr. Costello's agreement with the Company was amended in connection with his appointment to the position of Executive Vice President, Merchandising and Marketing. The amendment provides that Mr. Costello will receive an annual base salary of $650,000 and a grant of 100,000 nonqualified stock options, which vest in 25% annual increments beginning on the second anniversary of the grant date. Except as specifically amended, the employment terms in Mr. Costello's original agreement remain in full force and effect.

In addition to these and other benefits set forth in the applicable employment agreements, Messrs. Blake and Costello are entitled to participate in the benefit plans offered to all executive officers of the Company and to receive the same perquisites as are commonly provided to other senior executives of the Company. The Company will also reimburse them for income taxes applicable to certain specified benefits and payments.

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

Filings made by companies with the Securities and Exchange Commission sometimes "incorporate information by reference." This means the Company is referring you to information that has been previously filed with the SEC and that this information should be considered as part of the filing you are reading. The Leadership Development and Compensation Committee Report, Audit Committee Report and Stock Performance Graph in this Proxy Statement are not incorporated by reference into any other filings with the SEC.

The Leadership Development and Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

WHAT ARE THE COMPONENTS OF EXECUTIVE COMPENSATION?

Three critical elements comprise our compensation programs for executive officers:

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Base Salaries:    We provide competitive base salaries that allow us to attract and retain a high performing leadership team. When establishing base salaries, we consider many factors, including total compensation, the scope of responsibilities, the years of experience of the individual, and the competitive marketplace. Merit increases, which typically occur in April of each fiscal year, are established based on a comprehensive performance management process that assesses each executive officer's leadership and performance over the previous year, as well as the executive officer's potential for development and performance in the future.
•
Annual Bonus:    All executive officers participate in our Company's Management Incentive Plan ("MIP"). The MIP is designed to motivate and reward executives by aligning pay with annual performance. The MIP is a cash-based bonus plan that rewards executives for the achievement of financial and non-financial performance objectives that are established at the beginning of each fiscal year. In addition, we consider certain qualitative factors for each executive in determining the total cash bonus to be paid to each executive officer.
•
Long-Term Incentives:    To better align the interests of management with long-term stockholder interests, we provide long-term incentives to executive officers. We deliver long-term incentives typically in the form of stock options, a performance shares/cash plan, shares of restricted stock and deferred shares or deferred stock units. The long-term incentives are designed to reward executives for increasing long-term stockholder value and to retain them at the Company.
•
Stock Options:    We provide annual nonqualified stock option grants as part of our long-term incentive compensation under the Omnibus Plan. For an executive to receive value from a stock option, the stock price must be above the grant date price after the stock option vests. The Company grants stock options with an exercise price equal to the fair market value of the Company's stock on the date of grant. Generally, stock options may be exercised over a term of ten years from the date of grant, and vest 25% per year beginning on the second anniversary of the grant date. The number of shares subject to equity awards is determined by the Leadership Development and Compensation Committee and is based on the individual's position within the Company, job performance, future potential, awards made to executives at comparable companies and other factors. Additionally, certain executive officers have employment agreements that provide that awards of a specified number of stock options be made to such officers, as described under "Executive Compensation" in this Proxy Statement.
•
Performance Shares/Units:    Executive officers are eligible to participate in the Company's Long-Term Incentive Plan ("LTIP"). For performance periods beginning before Fiscal 2004, the program rewards management for stockholder return over a three-year period. Performance is relative to a peer group, offsetting stock appreciation as a result of bear and bull market periods. Under the LTIP, executive officers are eligible to receive a targeted amount of shares and cash at the end of a three-year period. The Company's total return to stockholders over the three-year performance period is compared to that of an established peer group of retailers. If the Company's total return to stockholders is at the 70th percentile of the peer group after the three-year period, targeted awards are paid to the executive. No awards are paid if the Company's total return to stockholders is below the 50th percentile of the peer group. Better performance relative to the peer group triggers larger payouts to executives. All performance shares are subject to a three-year vesting provision.

  For performance periods beginning in Fiscal 2004, awards are payable only if the Company achieves specified levels of average diluted earnings per share ("EPS") growth during the three-year performance period. Average diluted EPS is determined by averaging the diluted percentage increase in EPS for each fiscal year in the performance period exclusive of the impact of any share repurchase program during the performance period. Awards are payable in cash at the end of the performance period. Pro rata awards are paid for actual results at the end of the performance period if an executive's employment terminates during the final fiscal year in the performance period due to death, disability or retirement.

•
Restricted Stock:    Prior to Fiscal 2002, restricted stock was not a core component of our compensation programs. In Fiscal 2002, we began to grant restricted stock to executive officers to (i) serve as a retention mechanism; (ii) align management and stockholder interests by delivering ownership; and (iii) and in some instances offset the less than competitive supplemental executive retirement benefits offered to our executives. Typically, the restricted stock vests 25% on the third anniversary of the date of grant, 25% on the sixth anniversary and the remaining 50% at age 62, or all at once on the fifth anniversary of the date of grant.
•
Deferred Shares or Deferred Stock Units:    From time to time the Company uses deferred shares or deferred stock units to provide equity compensation to an executive officer that permits such officer to defer receipt of and taxation on such compensation until a future date elected by such officer.

WHAT IS THE COMPANY'S PHILOSOPHY OF EXECUTIVE COMPENSATION?

We believe that compensation plays a vital role in achieving short and long-term business objectives that ultimately drive long-term business success. Our compensation programs are designed to focus our executives on the Company's critical goals that translate into long-term stockholder value. As a result, a large percentage of our executive officers' compensation is variable, based on corporate, divisional and individual performance. Our pay practices support our endeavors to attract, motivate, incentivize and retain exceptional business leaders with demonstrated performance, leadership and potential capabilities to deliver innovative initiatives while concurrently meeting aggressive long-term business objectives.

Such pay practices are highly differentiated based on individual performance, leadership and potential as well as overall enterprise and business unit results. They are assessed in the context of a rigorous performance management process. Furthermore, these practices are responsive to a significant enterprise transformation effort that commenced and continues amidst a challenging economic and business climate.

Under the Company's Executive Stock Ownership Guidelines, executive officers of the Company are required to hold shares of common stock with a value equal to a specified multiple of base salary. This program assists in focusing executives on long-term success and stockholder value by requiring executives to hold Company stock over the long term. The multiples for specific positions are shown in the table below:

Title	Multiple of Salary
President & Chief Executive Officer	6X
Executive Vice Presidents	4X
Division Presidents/Senior Vice Presidents	3X

Shares owned outright, restricted stock, deferred shares, deferred stock units and shares acquired pursuant to the Employee Stock Purchase Plan, FutureBuilder Plan and the Restoration Plan are counted towards this requirement. Executives have four years from the date the Executive Stock Ownership Guidelines were adopted (or until February 2007) to reach the specified levels of ownership. Once the four-year period has expired, each executive officer's stock holdings will be reviewed on an annual basis. As of April 1, 2005, 16 of 16 executives, including Mr. Nardelli, complied with the stock ownership guidelines.

HOW IS THE CHIEF EXECUTIVE OFFICER COMPENSATED?

The Committee and the independent members of the Board considered a number of factors in determining Mr. Nardelli's compensation for Fiscal 2004. Outstanding operating performance, including the achievement of 20.2% growth in diluted earnings per share, net sales growth of 12.8%, comparable store sales growth of 5.4%, total customer transaction growth of 3.9%, continuing success in developing a new foundation for long-term growth, and continuing superior leadership and vision were the primary factors that were considered when determining his compensation. In addition, Mr. Nardelli's leadership in further improving the Company's strong financial position and returning significant value to Company stockholders through share repurchases and an increase in the Company's dividend rate by 25% was also considered. The Committee and the independent members of the Board also considered advice provided by independent executive compensation consultants on market compensation and performance.

Mr. Nardelli's salary for Fiscal 2004 was $2,000,000, the same salary established in April 2002. For his performance in Fiscal 2004, Mr. Nardelli was awarded a cash bonus of $5,750,000 and received 500,000 nonqualified stock options and 200,000 deferred shares.

WHAT OTHER FACTORS INFLUENCED EXECUTIVE OFFICER COMPENSATION IN FISCAL 2004?

In determining compensation for the executive team for 2004, we considered the progress that has been made over the last year in the development and implementation of programs designed to transform the Company to better meet the product and service needs of our customers. In conjunction with individual and corporate performance reviews, we work with two nationally recognized compensation consulting firms to establish appropriate compensation benchmarks for our executive officers.

DOES THE LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE COMPARE COMPANY SALARIES TO OTHER COMPANIES?

Salaries are based on the Leadership Development and Compensation Committee's assessment of each officer's past performance and the expectation for future contributions in leading the Company. In addition, the Leadership Development and Compensation Committee reviews compensation data for the retail industry and other companies that are similar to the Company in size. The Leadership Development and Compensation Committee uses other company compensation data for informational purposes only, and also considers subjective factors relating to the differences between companies.

HOW ARE LIMITATIONS ON THE DEDUCTIBILITY OF COMPENSATION HANDLED?

Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly held corporations to $1,000,000 per employee. The limitation generally does not apply to compensation based on performance goals if certain requirements are met. The Leadership Development and Compensation Committee, as much as possible, uses and intends to use performance-based compensation. However, the Committee believes that the Company must be able to attract, retain and reward the executive leadership necessary to develop and execute the Company's strategic plans and that the loss of a tax deduction may be necessary and appropriate in some circumstances.

WHO PREPARED THIS REPORT?

This report has been furnished by the current members of the Leadership Development and Compensation Committee:

  •
  Bonnie G. Hill, Chair
  •
  Richard H. Brown
  •
  John L. Clendenin
  •
  Claudio X. González
  •
  Lawrence R. Johnston
  •
  Roger S. Penske

AUDIT COMMITTEE REPORT AND FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

WHO SERVED ON THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS?

The members of the Audit Committee at the end of Fiscal 2004 were John L. Clendenin, Chair, Gregory D. Brenneman, Claudio X. González, Bonnie G. Hill, Laban P. Jackson, Jr. and Kenneth G. Langone. Each member of the Audit Committee is independent under the rules of the Securities and Exchange Commission and The New York Stock Exchange. The Board of Directors has determined that Gregory D. Brenneman, who served on the Audit Committee throughout Fiscal 2004, is an "audit committee financial expert" as such term is defined in Item 401(h)(2) of Regulation S-K promulgated under the Exchange Act.

WHAT DOCUMENT GOVERNS THE ACTIVITIES OF THE AUDIT COMMITTEE?

The Audit Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee's composition and meetings. The Audit Committee Charter is attached to the Company's 2004 Proxy Statement filed electronically with the SEC as Exhibit A and is available on the Company's website at www.homedepot.com under Investor Relations.

HOW DOES THE AUDIT COMMITTEE CONDUCT ITS MEETINGS?

During Fiscal 2004, the Audit Committee met with the senior members of the Company's financial management team, our Vice President of Internal Audit and representatives of KPMG LLP, the Company's independent registered public accounting firm, at each of its meetings. The Audit Committee's agenda was established by the Chair and the Chief Financial Officer. At each meeting, the Audit Committee reviewed and discussed various financial and regulatory issues, the report of the Internal Audit department, and a summary of calls received on the Company's anonymous reporting line with respect to fraud, theft, accounting and control matters. The Audit Committee also had private, separate sessions from time to time with representatives of KPMG LLP, the Chief Financial Officer and the Vice President of Internal Audit, at which meetings candid discussions of financial management, accounting and internal control issues took place. Additionally, the Chair had separate discussions regularly with representatives of KPMG LLP, the Chief Financial Officer and the Vice President of Internal Audit.

DOES THE AUDIT COMMITTEE REVIEW THE PERIODIC REPORTS AND OTHER PUBLIC FINANCIAL DISCLOSURES OF THE COMPANY?

The Audit Committee reviews each of the Company's quarterly and annual reports, including Management's Discussion of Results of Operations and Financial Condition. As part of this review, the Audit Committee discusses the reports with the Company's management and considers the audit and review reports prepared by the independent registered public accounting firm about the Company's quarterly and annual reports, as well as related matters such as the quality (and not just the acceptability) of the Company's accounting principles, alternative methods of accounting under GAAP and the preferences of the independent registered public accounting firm in this regard, the Company's critical accounting policies and the clarity and completeness of the Company's financial and other disclosures.

DID THE AUDIT COMMITTEE PLAY ANY ROLE IN CONNECTION WITH THE COMPANY'S REPORT ON INTERNAL CONTROL?

The Audit Committee reviewed management's report on internal control over financial reporting, required for the first time this year under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules. As part of this review, the Audit Committee reviewed the bases for management's conclusions in that report and the report of the independent registered public accounting firm on internal control over financial reporting. Throughout Fiscal 2004, the Audit Committee reviewed management's plan for documenting and testing controls, the results of their documentation and testing, any deficiencies discovered and the resulting remediation of the deficiencies.

WHAT IS THE ROLE OF THE AUDIT COMMITTEE IN CONNECTION WITH THE FINANCIAL STATEMENTS AND CONTROLS OF THE COMPANY?

Management of the Company has primary responsibility for the financial statements and internal control over financial reporting. The independent registered public accounting firm has responsibility for the integrated audit of the Company's financial statements and internal control over financial reporting. The responsibility of the Audit Committee is to oversee financial and control matters, among other responsibilities fulfilled by the Committee under its charter. The Committee meets regularly with the independent registered public accounting firm, without the presence of management, to ensure candid and constructive discussions about the Company's compliance with accounting standards and best practices among public companies comparable in size and scope to The Home Depot. The Audit Committee also regularly reviews with its outside advisors material developments in the law and accounting literature that may be pertinent to the Company's financial reporting practices.

DOES THE AUDIT COMMITTEE HAVE ANY POLICY-MAKING RESPONSIBILITY?

The Audit Committee does establish certain policies as required by the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. For example, the Audit Committee has established a policy for the receipt and retention (including on an anonymous basis) of complaints about financial and control matters. The Committee also has implemented a policy that addresses when the Company may recruit personnel who formerly were employed by our independent registered public accounting firm. In other cases, the Audit Committee is responsible for overseeing the efficacy of management policies, including policies governing the Company's use of derivative instruments and managing the exposures under those instruments.

WHAT MATTERS HAVE MEMBERS OF THE AUDIT COMMITTEE DISCUSSED WITH THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

In its meetings with representatives of the independent registered public accounting firm, the Audit Committee asked the auditors to address and discuss their responses to several questions that the Audit Committee believed were particularly relevant to its oversight. These questions included:

•
Are there any significant judgments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?
•
Based on the auditors' experience, and their knowledge of the Company, do the Company's financial statements fairly present to investors, with clarity and completeness, the Company's financial position and performance for the reporting period in accordance with U.S. generally accepted accounting principles and Securities and Exchange Commission disclosure requirements?
•
Based on the auditors' experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?
•
During the course of the fiscal year, have the auditors received any communication or discovered any information indicating any improprieties with respect to the Company's accounting and reporting procedures or reports?

The Audit Committee has also discussed with the auditors that they are retained by the Audit Committee and that the auditors must raise any concerns about the Company's financial reporting and procedures directly with the Audit Committee. Based on these discussions, the Audit Committee believes it has a basis for its oversight judgments and for recommending that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for Fiscal 2004.

WHAT HAS THE AUDIT COMMITTEE DONE WITH REGARD TO THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR FISCAL 2004?

The Audit Committee has:

•
reviewed and discussed the audited financial statements with the Company's management; and
•
discussed with KPMG LLP, independent registered public accounting firm for the Company, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

HAS THE AUDIT COMMITTEE CONSIDERED THE INDEPENDENCE OF THE COMPANY'S AUDITORS?

The Audit Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with KPMG LLP its independence. The Audit Committee has concluded that KPMG LLP is independent from the Company and its management.

HAS THE AUDIT COMMITTEE MADE A RECOMMENDATION REGARDING THE AUDITED FINANCIAL STATEMENTS FOR FISCAL 2004?

Based upon its review and the discussions with management and the Company's independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company be included in the Company's Annual Report on Form 10-K for Fiscal 2004.

HAS THE AUDIT COMMITTEE REVIEWED THE FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DURING FISCAL 2004?

The Audit Committee has reviewed and discussed the fees paid to KPMG LLP during Fiscal 2004 for audit, audit-related, tax and other services, which are set forth below under "Fees Paid to Independent Registered Public Accounting Firm." The Audit Committee has determined that the provision of non-audit services is compatible with KPMG LLP's independence.

WHO PREPARED THIS REPORT?

This report has been furnished by the members of the Audit Committee at the end of Fiscal 2004:

•
John L. Clendenin, Chair
•
Gregory D. Brenneman
•
Claudio X. González
•
Bonnie G. Hill
•
Laban P. Jackson, Jr.
•
Kenneth G. Langone

WHAT IS THE COMPANY'S POLICY REGARDING THE RETENTION OF THE COMPANY'S AUDITORS?

The Audit Committee has adopted a policy regarding the retention of the independent registered public accounting firm that requires pre-approval of all services by the Audit Committee or the Chairman of the Audit Committee. When services are pre-approved by the Chairman of the Audit Committee, notice of such approvals is given simultaneously to the other members of the Audit Committee and presented to the full Audit Committee at its next scheduled meeting.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT FEES

During Fiscal 2004 and 2003, the Company paid KPMG LLP fees in the aggregate amount of $4,069,000 and $2,700,250, respectively, for the annual audit of our financial statements and the quarterly reviews of the financial statements included in our Forms 10-Q.

AUDIT RELATED FEES

During Fiscal 2004 and 2003, the Company paid KPMG LLP $374,500 and $171,000, respectively, for audit-related services which included audits of financial statements of certain employee benefit plans and other entities, audits of certain businesses acquired during the year and review of related SEC filings.

TAX FEES

During Fiscal 2004 and 2003, the Company paid KPMG LLP $395,155 and $675,080, respectively, for tax services. In Fiscal 2004, $74,446 of such fees were for tax return preparation and compliance and $320,709 were for tax consulting and advisory services.

ALL OTHER FEES

Aggregate fees billed for all other services rendered by KPMG LLP for Fiscal 2004 and 2003 were $0 and $2,875, respectively.

STOCK PERFORMANCE GRAPH

This graph depicts the Company's cumulative total stockholder returns (assuming quarterly reinvestment of dividends) relative to the performance of the Standard & Poor's 500 Composite Stock Index and the Standard & Poor's Retail Composite Index for the five-year period commencing January 30, 2000. The graph assumes $100 invested at the closing price of the Company's common stock on the New York Stock Exchange and each index on January 30, 2000. The points on the graph represent fiscal year-end index levels based on the last trading day in each fiscal year.

	Fiscal 1999	Fiscal 2000	Fiscal 2001	Fiscal 2002	Fiscal 2003	Fiscal 2004

The Home Depot	$100.00	$80.72	$89.44	$38.08	$65.19	$74.91
S&P 500 Index	$100.00	$100.76	$84.60	$65.59	$88.26	$92.97
S&P Retail Composite Index	$100.00	$97.84	$109.27	$78.62	$117.52	$135.02

BENEFICIAL OWNERSHIP OF COMMON STOCK

This table below contains certain information about the beneficial owners known to the Company as of March 21, 2005 of more than 5% of the Company's outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class

FMR Corp.(1) 82 Devonshire Street Boston, MA 02109	140,351,192	6.39
Barclays Global Investors, NA(2) 45 Fremont Street San Franciso, CA 94105	119,245,285	5.42

(1)
This information as to the beneficial ownership of shares of the Company's common stock is based on the February 14, 2005 Schedule 13G/A filed with the SEC by FMR Corp. Such filing indicates that FMR has sole voting power with respect to 10,894,158 shares and sole dispositive power with respect to all such shares.

(2)
This information as to the beneficial ownership of shares of the Company's common stock is based on the February 14, 2005 Schedule 13G filed with the SEC by Barclays Global Investors, NA. Such filing indicates that Barclays has sole voting power with respect to 105,344,708 shares and sole dispositive power with respect to all such shares.

This table demonstrates the alignment of the interests of the Company's directors and executive officers with the interests of our stockholders by showing how much of our outstanding common stock is beneficially owned by our directors, each of the Named Executive Officers and all directors and executive officers as a group as of April 1, 2005. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares shown. An asterisk in the Percent of Class column indicates beneficial ownership of less than 1%.*

Name of Beneficial Owner	Total Beneficial Ownership(1)		Percent of Class

Robert L. Nardelli	4,802,866	(2)	*
Gregory D. Brenneman	31,331		*
Richard H. Brown	14,331	(3)	*
John L. Clendenin	44,064		*
Berry R. Cox	2,768,165	(4)	*
Claudio X. González	63,519		*
Milledge A. Hart, III	3,673,576		*
Bonnie G. Hill	21,414		*
Laban P. Jackson, Jr.	7,400		*
Lawrence R. Johnston	5,000		*
Kenneth G. Langone	17,018,179	(5)	*
Roger S. Penske	12,687		*
Thomas J. Ridge	0		*
Francis S. Blake	473,033	(6)	*
John H. Costello	334,500		*
Dennis M. Donovan	691,910		*
Carol B. Tomé	638,010		*
Directors and executive officers as a group (26 people)	33,549,909		1.55%	(7)

(1)
These amounts include equivalent shares credited under our FutureBuilder Plan and restricted stock granted under the Omnibus Plan. In addition, these amounts reflect shares subject to options exercisable as of May 31, 2005 as follows: Robert L. Nardelli – 4,800,000; Gregory D. Brenneman – 9,999; Richard H. Brown – 9,999; John L. Clendenin – 32,499; Berry R. Cox – 9,999; Claudio X. González – 7,187; Milledge A. Hart, III – 9,999; Bonnie G. Hill – 17,499; Laban P. Jackson, Jr. – 0; Lawrence R. Johnston – 0; Kenneth G. Langone – 9,999; Roger S. Penske – 7,187; Thomas J. Ridge – 0; Francis S. Blake – 192,500; John H. Costello – 112,500; Dennis M. Donovan – 337,500; Carol B. Tomé – 360,388; directors and executive officers as a group (26) people – 8,562,963.
(2)
This amount includes 1,000 shares held by Mr. Nardelli's wife for which Mr. Nardelli disclaims beneficial ownership and 3,384,804 options held in a grantor retained annuity trust.
(3)
This amount includes 1,000 shares held by Mr. Brown's wife for which Mr. Brown may be deemed to have shared voting and investment power.
(4)
This amount includes 797,118 shares held in a grantor retained annuity trust.
(5)
This amount includes 6,139 shares held by Mr. Langone's wife for which he disclaims beneficial ownership.
(6)
This amount includes 333 shares held by a family trust.
(7)
Percent of class based on the number of shares of outstanding common stock as of March 21, 2005.

*
The Company's directors' and officers' alignment with the Company's stockholders is further demonstrated by the number of deferred shares and deferred stock units in the Company's common stock. While these equity holdings are not reflected in the table set forth above, they represent a significant interest as follows: Robert L. Nardelli – 2,235,000; Gregory D. Brenneman – 11,288; Richard H. Brown – 11,597; John L. Clendenin – 18,227; Berry R. Cox – 12,609; Claudio X. González – 11,599; Milledge A. Hart, III – 17,380; Bonnie G. Hill – 8,942; Laban P. Jackson, Jr. – 4,181; Lawrence R. Johnston – 4,103; Kenneth G. Langone – 5,356; Roger S. Penske – 10,826; Thomas J. Ridge – 531; Dennis M. Donovan – 328,821; directors and executive officers as a group (26) people – 2,776,460.

GENERAL

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Board of Directors who served on the Leadership Development and Compensation Committee during Fiscal 2004 were officers or employees of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under SEC regulations.

INSIDER TRANSACTIONS

In connection with their employment, each of Robert L. Nardelli, Dennis M. Donovan and Frank L. Fernandez received a loan of $10 million, $3 million and $500,000, respectively, from the Company. The terms of the loans to Messrs. Nardelli and Donovan are more fully described under "Executive Compensation." The terms of the loan to Mr. Fernandez are substantially similar to the terms of the loan to Mr. Donovan and is also described in the Company's 2004 Proxy Statement. The maximum amounts outstanding during Fiscal 2004 relating to the loans to Messrs. Nardelli, Donovan and Fernandez were $4,234,800, $3,174,000 and $529,000, respectively. As of March 1, 2005, the amounts outstanding relating to the loans to Messrs. Nardelli, Donovan and Fernandez were $2,027,983, $3,127,282 and $520,340, respectively.

In connection with a relocation at the request of the Company, William E. Patterson, Division President – Asia, received a loan of $500,000 from Home Depot U.S.A., Inc., a wholly-owned subsidiary of the Company. No interest accrues under the loan. The loan is due and payable on the first to occur of October 29, 2006 or 90 days after the effective date of his resignation or termination. Any payment of principal that is not made when due shall bear interest at a rate equal to the maximum amount permitted by the laws of Illinois. The maximum amount outstanding during Fiscal 2004 and the amount outstanding at the end of Fiscal 2004 relating to the loan was $500,000.

Francis S. Blake, who is the son of Frank Blake, the Company's Executive Vice President – Business Development and Corporate Operations, joined the Company during September 2004 as a participant in the Company's Store Leadership Program at an annual salary of $70,000. In addition to customary employee benefits, Mr. Blake is also eligible for a 25% bonus and equity compensation based on his performance as well as the performance of the Company. Mr. Blake is one of 485 participants in this program. His compensation is within an established range paid to program participants. Mr. Blake was retained, and remains subject to, the standards applicable to all program participants.

The Home Depot has purchase, finance and other transactions and relationships in the normal course of business with companies with which The Home Depot directors are associated, but which are not sufficiently significant to be reportable. We believe that all of these transactions and relationships during Fiscal 2004 were on terms that were reasonable and competitive. Additional transactions and relationships of this nature may be expected to take place in the ordinary course of business in the future.

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission reports of ownership and changes in beneficial ownership of the Company's common stock. Directors, executive officers and greater than ten percent stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to the Company or written representations that no other reports were required, we believe that during Fiscal 2004, our directors and executive officers complied with these requirements.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

Rules promulgated by the Securities and Exchange Commission require us to provide an Annual Report to Stockholders who receive this Proxy Statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for Fiscal 2004 (without exhibits or documents incorporated by reference), are available without charge to stockholders upon written request to Investor Relations, The Home Depot, Inc., 2455 Paces Ferry Road, Atlanta, Georgia 30339, by calling (770) 384-4388 or via the Internet at www.homedepot.com.

STOCKHOLDER PROPOSALS

To be considered for inclusion in next year's Proxy Statement or considered at next year's annual meeting but not included in the Proxy Statement, stockholder proposals must be submitted in writing by December 12, 2005. All written proposals should be submitted to: Corporate Secretary, The Home Depot, Inc., 2455 Paces Ferry Road, Atlanta, Georgia 30339.

OTHER PROPOSED ACTIONS

If any other items or matters properly come before the Meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

SOLICITATION BY BOARD; EXPENSES OF SOLICITATION

Our Board of Directors has sent you this Proxy Statement. Our directors, officers and associates may solicit proxies by telephone or in person. In addition, we have hired D.F. King & Co., Inc. to assist us in soliciting proxies, which it may solicit by telephone or in person. We anticipate paying D.F. King a fee of $17,500, plus expenses. We will also reimburse the expenses of brokers, nominees and fiduciaries who send proxies and proxy materials to our stockholders.

APPENDIX A

DIRECTOR INDEPENDENCE STANDARDS

A majority of Board of Directors of The Home Depot, Inc. (the "Company") shall be independent. No director shall qualify as "independent" unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making such determination, the Board of Directors shall consider the factors identified below, as well as such other factors that the Board of Directors may deem relevant. A director will not be deemed independent if:

1.
the director is employed by the Company or any of its affiliates (as used herein, such term shall have the meaning set forth in Rule 144(a)(1) promulgated under the Securities Act of 1933, as amended) or was employed by the Company or any of its affiliates at any time during the preceding three years;
2.
the director is a member of the immediate family of an individual who is, or has been, employed by the Company or any of its affiliates as an executive officer (as used herein, such term shall have the same meaning as the term "officer" in Rule 16a-1(f) under the Securities Exchange Act of 1934 (the "Exchange Act")) at any time during the preceding three years;
3.
the director (a) presently receives, or his or her immediate family member receives, more than $100,000 in any consecutive 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), or (b) the director or the director's immediate family member had received such compensation during any consecutive 12-month period within the preceding three years;
4.
(a) the director or his or her immediate family member is presently a partner of a firm that is the Company's internal or external auditor; (b) the director is presently an employee of such firm; (c) the director's immediate family member is presently an employee of such firm and participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (d) the director or his or her immediate family member was within the preceding three years (but is no longer) a partner or employee of such firm and personally worked on the Company's audit during such three year period;
5.
the director (a) is presently an executive officer or an employee, or his or her immediate family member is an executive officer, of another company (including any tax-exempt organization) that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds $1 million or 2 percent of such other company's consolidated gross revenues for its last fiscal year, whichever is greater, or (b) the Company and the company of which the director is an executive officer or employee or his or her immediate family member is an executive officer had such relationship within the preceding three years;
6.
the director is affiliated with, or his or her immediate family member is affiliated with, a paid advisor or consultant to the Company;
7.
the director has, or his or her immediate family member has, a personal services contract with the Company;
8.
the director or his or her immediate family member is employed and compensated by a foundation, university or other nonprofit institution that has received significant charitable contributions from the Company that are disclosed or will be required to be disclosed in the Company's proxy statement; and
9.
the director (a) is presently employed, or his or her immediate family member is presently employed, as an executive officer of another company where any of the Company's present executive officers serves on that company's compensation committee, or (b) such director or his or her immediate family member was employed in such capacity within the preceding three years.

In addition to being independent as determined by the Board of Directors in accordance with the factors set forth above, (a) members of the Audit Committee may not (i) receive, directly or indirectly, any compensation other than directors' fees from the Company, or (ii) be an "affiliated person" of the Company or any of its subsidiaries as such term is defined under Rule 10A-3 under the Exchange Act and (b) members of the Leadership Development and Compensation Committee must qualify as "outside directors" as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and as "non-employee directors" as such term is defined under Rule 16b-3 promulgated under the Exchange Act.

A-1

APPENDIX B

THE HOME DEPOT, INC.
2005 OMNIBUS STOCK INCENTIVE PLAN

(Effective May 26, 2005)

THE HOME DEPOT, INC.
2005 OMNIBUS STOCK INCENTIVE PLAN
TABLE OF CONTENTS

Page
1. PURPOSE	B-1
2. DEFINITIONS	B-1
2.1 "Award"	B-1
2.2 "Award Agreement"	B-1
2.3 "Base Price"	B-1
2.4 "Board"	B-1
2.5 "Code"	B-1
2.6 "Committee"	B-1
2.7 "Company"	B-1
2.8 "Deferral Period"	B-1
2.9 "Deferred Shares"	B-1
2.10 "Employee"	B-1
2.11 "Fair Market Value"	B-1
2.12 "Freestanding Stock Appreciation Right"	B-1
2.13 "Grant Date"	B-1
2.14 "Incentive Stock Option"	B-1
2.15 "Non-employee Director"	B-1
2.16 "Non-qualified Stock Option"	B-1
2.17 "Option"	B-1
2.18 "Optionee"	B-1
2.19 "Option Price"	B-1
2.20 "Participant"	B-1
2.21 "Performance Objectives"	B-1
2.22 "Performance Period"	B-2
2.23 "Performance Share"	B-2
2.24 "Performance Unit"	B-2
2.25 "Performance Plan"	B-2
2.26 "Qualified Performance-Based Award"	B-2
2.27 "Restricted Shares"	B-2
2.28 "Shares"	B-2
2.29 "Spread"	B-2
2.30 "Stock Appreciation Right"	B-2
2.31 "Subsidiary"	B-2
2.32 "Tandem Stock Appreciation Right"	B-2
3. SHARES AVAILABLE UNDER THE PLAN	B-2
3.1 Reserved Shares	B-2
3.2 Reduction Ratio	B-2
3.3 ISO Maximum	B-2
3.4 Maximum Calendar Year Award	B-2

3.5 Shares Transferred	B-2
4. PLAN ADMINISTRATION	B-3
4.1 Board Committee Administration	B-3
4.2 Committee Delegation	B-3
5. OPTIONS	B-3
5.1 Number of Shares	B-3
5.2 Option Price	B-3
5.3 Consideration	B-3
5.4 Payment of Option Price in Shares	B-3
5.5 Cashless Exercise	B-3
5.6 Performance-Based Options	B-3
5.7 Vesting	B-3
5.8 ISO Dollar Limitation	B-3
5.9 Exercise Period	B-3
5.10 Award Agreement	B-3
6. STOCK APPRECIATION RIGHTS	B-4
6.1 Payment in Cash or Shares	B-4
6.2 Maximum SAR Payment	B-4
6.3 Exercise Period	B-4
6.4 Change in Control	B-4
6.5 Dividend Equivalents	B-4
6.6 Award Agreement	B-4
6.7 Tandem Stock Appreciation Rights	B-4
6.8 Exercise Period	B-4
6.9 Freestanding Stock Appreciation Rights	B-4
7. RESTRICTED SHARES	B-4
7.1 Transfer of Shares	B-4
7.2 Consideration	B-4
7.3 Substantial Risk of Forfeiture	B-4
7.4 Dividends, Voting and Other Ownership Rights	B-4
7.5 Restrictions on Transfer	B-5
7.6 Performance-Based Restricted Shares	B-5
7.7 Dividends	B-5
7.8 Award Agreements	B-5
8. DEFERRED SHARES	B-5
8.1 Deferred Compensation	B-5
8.2 Consideration	B-5
8.3 Deferral Period	B-5
8.4 Dividend Equivalents and Other Ownership Rights	B-5
8.5 Performance Objectives	B-5
8.6 Award Agreement	B-5
9. PERFORMANCE SHARES AND PERFORMANCE UNITS	B-5
9.1 Number of Performance Shares or Units	B-5
9.2 Performance Period	B-5

9.3 Performance Objectives	B-5
9.4 Threshold Performance Objectives	B-5
9.5 Payment of Performance Shares and Units	B-5
9.6 Maximum Payment	B-6
9.7 Dividend Equivalents	B-6
9.8 Adjustment of Performance Objectives	B-6
9.9 Award Agreement	B-6
10. TRANSFERABILITY	B-6
10.1 Transfer Restrictions	B-6
10.2 Limited Transfer Rights	B-6
10.3 Restrictions on Transfer	B-6
11. ADJUSTMENTS	B-6
12. FRACTIONAL SHARES	B-7
13. WITHHOLDING TAXES	B-7
14. CERTAIN TERMINATIONS OF EMPLOYMENT, HARDSHIP & APPROVED LEAVES OF ABSENCE	B-7
15. FOREIGN PARTICIPANTS	B-7
16. AMENDMENTS AND OTHER MATTERS	B-7
16.1 Plan Amendments	B-7
16.2 Award Deferrals	B-7
16.3 Conditional Awards	B-7
16.4 Repricing Prohibited	B-7
16.5 No Employment Right	B-7
16.6 Tax Qualification	B-7
17. EFFECTIVE DATE	B-8
18. TERMINATION	B-8
19. LIMITATIONS PERIOD	B-8
20. GOVERNING LAW	B-8

THE HOME DEPOT, INC.
2005 OMNIBUS STOCK INCENTIVE PLAN

1.    Purpose.    The purpose of The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan (the "Plan") is to attract and retain employees and directors for The Home Depot, Inc. and its subsidiaries and to provide such persons with incentives and rewards for superior performance.

2.    Definitions.    As used in this Plan, the following terms shall be defined as set forth below:

        2.1    "Award" means any Option, Stock Appreciation Right, Restricted Shares, Deferred Shares, Performance Shares or Performance Units granted under the Plan.

        2.2    "Award Agreement" means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the Company's books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Participant.

        2.3    "Base Price" means the price to be used as the basis for determining the Spread upon the exercise of a Freestanding Stock Appreciation Right.

        2.4    "Board" means the Board of Directors of the Company.

        2.5    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        2.6    "Committee" means the committee of the Board described in Section 4.

        2.7    "Company" means The Home Depot, Inc., a Delaware corporation, or any successor corporation.

        2.8    "Deferral Period" means the period of time during which Deferred Shares are subject to deferral limitations under Section 8.

        2.9    "Deferred Shares" means an Award pursuant to Section 8 of the right to receive Shares at the end of a specified Deferral Period.

      2.10    "Employee" means any person, including an officer, employed by the Company or a Subsidiary.

      2.11    "Fair Market Value" means the fair market value of the Shares as determined by the Committee from time to time. Unless otherwise determined by the Committee, the fair market value shall be the closing price for the Shares reported on a consolidated basis on the New York Stock Exchange on the relevant date or, if there were no sales on such date, the closing price on the nearest preceding date on which sales occurred.

      2.12    "Freestanding Stock Appreciation Right" means a Stock Appreciation Right granted pursuant to Section 6 that is not granted in tandem with an Option or similar right.

      2.13    "Grant Date" means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

      2.14    "Incentive Stock Option" means any Option that is intended to qualify as an "incentive stock option" under Code Section 422 or any successor provision.

      2.15    "Nonemployee Director" means a member of the Board who is not an Employee.

      2.16    "Nonqualified Stock Option" means an Option that is not intended to qualify as an Incentive Stock Option.

      2.17    "Option" means any option to purchase Shares granted under Section 5.

      2.18    "Optionee" means the person so designated in an agreement evidencing an outstanding Option.

      2.19    "Option Price" means the purchase price payable upon the exercise of an Option.

      2.20    "Participant" means an Employee or Nonemployee Director who is selected by the Committee to receive benefits under this Plan, provided that only Employees shall be eligible to receive grants of Incentive Stock Options.

      2.21    "Performance Objectives" means the performance objectives established pursuant to this Plan for Participants who have received Awards. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be limited to specified levels of or increases in the Company's or Subsidiary's return on equity, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest and taxes, sales, sales growth, gross margin return on investment, increase in the fair market value of the Shares, share price (including but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total return to shareholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value or expense targets, "Employer of Choice" or similar survey results, customer satisfaction surveys and productivity. Except in the case of a Qualified Performance-Based Award, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

      2.22    "Performance Period" means a period of time established under Section 9 within which the Performance Objectives relating to a Performance Share, Performance Unit, Deferred Shares or Restricted Shares are to be achieved.

      2.23    "Performance Share" means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 9.

      2.24    "Performance Unit" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 9.

      2.25    "Predecessor Plan" means The Home Depot, Inc. 1997 Omnibus Stock Option Plan.

      2.26    "Qualified Performance-Based Award" means an Award or portion of an Award that is intended to satisfy the requirements for "qualified performance-based compensation" under Code Section 162(m). The Committee shall designate any Qualified Performance-Based Award as such at the time of grant.

      2.27    "Restricted Shares" mean Shares granted under Section 7 subject to a substantial risk of forfeiture.

      2.28    "Shares" means shares of the Common Stock of the Company, $.05 par value, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 11.

      2.29    "Spread" means, in the case of a Freestanding Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Option Price specified in the related Option.

      2.30    "Stock Appreciation Right" means a right granted under Section 6, including a Freestanding Stock Appreciation Right or a Tandem Stock Appreciation Right.

      2.31    "Subsidiary" means a corporation or other entity in which the Corporation has a direct or indirect ownership or other equity interest, provided that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation (within the meaning of the Code) in which the Company owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

      2.32    "Tandem Stock Appreciation Right" means a Stock Appreciation Right granted pursuant to Section 6 that is granted in tandem with an Option or any similar right granted under any other plan of the Company.

3.    Shares Available Under the Plan.

        3.1    Reserved Shares.    Subject to adjustment as provided in Section 11, the maximum number of Shares that may be (i) issued or transferred upon the exercise of Options or Stock Appreciation Rights, (ii) awarded as Restricted Shares and released from substantial risk of forfeiture, (iii) issued or transferred in payment of Deferred Shares or Performance Shares, or (iv) issued or transferred in payment of dividend equivalents paid with respect to Awards, shall not in the aggregate exceed 255,000,000 Shares. Such Shares may be Shares of original issuance, Shares held in Treasury, or Shares that have been reacquired by the Company.

        3.2    Reduction Ratio.    For purposes of Section 3.1, each Share issued or transferred pursuant to an Award other than a Stock Option or Stock Appreciation Right shall reduce the number of Shares available for issuance under the Plan by 2.11 Shares.

        3.3    ISO Maximum.    In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 50,000,000 Shares, subject to adjustment as provided in Section 11.

        3.4    Maximum Calendar Year Award.    No Participant may receive Awards representing more than 1,000,000 Shares in any one calendar year, subject to adjustment as provided in Section 11. In addition, the maximum number of Performance Units that may be granted to a Participant in any one calendar year is 5,000,000.

        3.5    Shares Transferred.    Upon full or partial payment of the Option Price upon exercise of a Nonqualified Stock Option by the transfer to the Company of Shares or upon satisfaction of tax withholding obligations under the Plan by the transfer or relinquishment of Shares, there shall be deemed to have been issued or transferred only the number of Shares actually issued or transferred by the Company, less the number of Shares so transferred or relinquished. Upon the payment in cash of a benefit provided by any Award under the Plan, any Shares that were subject to such Award shall again be available for issuance or transfer under the Plan.

4.    Plan Administration.

        4.1    Board Committee Administration.    This Plan shall be administered by a Committee appointed by the Board from among its members, provided that the full Board may at any time act as the Committee. The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

        4.2    Committee Delegation.    The Committee may delegate to one or more officers of the Corporation the authority to grant Awards to Participants who are not directors or executive officers of the Company, provided that the Committee shall have fixed the total number of shares of Stock subject to such grants. Any such delegation shall be subject to the limitations of Section 157(c) of the Delaware General Corporation Law.

5.    Options.    The Committee may from time to time authorize grants to Participants of options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

        5.1    Number of Shares.    Each grant shall specify the number of Shares to which it pertains.

        5.2    Option Price.    Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date.

        5.3    Consideration.    Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares owned by the Optionee which have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 5.4, on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

        5.4    Payment of Option Price in Shares.    On or after the Grant Date of any Option other than an Incentive Stock Option, the Committee may determine that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 5.4, the Shares received by the Optionee upon the exercise of the Options shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee, provided that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Shares received by the Optionee as applied to the forfeitable or restricted Shares surrendered by the Optionee.

        5.5    Cashless Exercise.    To the extent permitted by applicable law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates.

        5.6    Performance-Based Options.    Any grant of an Option may specify Performance Objectives that must be achieved as a condition to exercise of the Option.

        5.7    Vesting.    Each Option grant may specify a period of continuous employment of the Optionee by the Company or any Subsidiary (or, in the case of a Nonemployee Director, service on the Board) that is necessary before the Options or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.

        5.8    ISO Dollar Limitation.    Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Nonemployee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

        5.9    Exercise Period.    No Option granted under this Plan may be exercised more than ten years from the Grant Date.

      5.10    Award Agreement.    Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

6.    Stock Appreciation Rights.    The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

        6.1    Payment in Cash or Shares.    Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Company to issue Shares or other equity securities in lieu of cash.

        6.2    Maximum SAR Payment.    Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date.

        6.3    Exercise Period.    Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable.

        6.4    Change in Control.    Any grant may specify that a Stock Appreciation Right may be exercised only in the event of a change in control of the Company or other similar transaction or event.

        6.5    Dividend Equivalents.    On or after the Grant Date of any Stock Appreciation Rights, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or Shares on a current, deferred or contingent basis.

        6.6    Award Agreement.    Each grant shall be evidenced by an Award Agreement which shall describe the subject Stock Appreciation Rights, identify any related Options, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

        6.7    Tandem Stock Appreciation Rights.    Each grant of a Tandem Stock Appreciation Right shall provide that such Tandem Stock Appreciation Right may be exercised only (i) at a time when the related Option (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive; and (ii) by surrender of the related Option (or such other right) for cancellation.

        6.8    Exercise Period.    No Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date.

        6.9    Freestanding Stock Appreciation Rights.    Regarding Freestanding Stock Appreciation Rights only:

            (i)  Each grant shall specify in respect of each Freestanding Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date;

           (ii)  Successive grants may be made to the same Participant regardless of whether any Freestanding Stock Appreciation Rights previously granted to such Participant remain unexercised; and

          (iii)  Each grant shall specify the period or periods of continuous employment of the Participant by the Company or any Subsidiary that are necessary before the Freestanding Stock Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.

7.    Restricted Shares.    The Committee may also authorize grants to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

        7.1    Transfer of Shares.    Each grant shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

        7.2    Consideration.    Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

        7.3    Substantial Risk of Forfeiture.    Each grant shall provide that the Restricted Shares covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of Code Section 83 for a period to be determined by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change in control of the Company or other similar transaction or event.

        7.4    Dividends, Voting and Other Ownership Rights.    Unless otherwise determined by the Committee, an award of Restricted Shares shall entitle the Participant to dividend, voting and other ownership rights during the period for which such substantial risk of forfeiture is to continue.

        7.5    Restrictions on Transfer.    Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

        7.6    Performance-Based Restricted Shares.    Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

        7.7    Dividends.    Any grant may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Shares, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

        7.8    Award Agreements.    Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.

8.    Deferred Shares.    The Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

        8.1    Deferred Compensation.    Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

        8.2    Consideration.    Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

        8.3    Deferral Period.    Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

        8.4    Dividend Equivalents and Other Ownership Rights.    During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the Grant Date authorize the payment of dividend equivalents on such shares in cash or additional Shares on a current, deferred or contingent basis.

        8.5    Performance Objectives.    Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

        8.6    Award Agreement.    Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

9.    Performance Shares and Performance Units.    The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

        9.1    Number of Performance Shares or Units.    Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

        9.2    Performance Period.    The Performance Period with respect to each Performance Share or Performance Unit shall commence on the Grant Date and may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event.

        9.3    Performance Objectives.    Each grant shall specify the Performance Objectives that are to be achieved by the Participant.

        9.4    Threshold Performance Objectives.    Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

        9.5    Payment of Performance Shares and Units.    Each grant shall specify the time and manner of

payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

        9.6    Maximum Payment.    Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Grant Date. Any grant of Performance Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.

        9.7    Dividend Equivalents.    Any grant of Performance Shares may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Shares on a current, deferred or contingent basis.

        9.8    Adjustment of Performance Objectives.    If provided in the terms of the grant, the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

        9.9    Award Agreement.    Each grant shall be evidenced by an Award Agreement which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

10.    Transferability.

      10.1    Transfer Restrictions.    Except as provided in Section 10.2, no Award granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant's lifetime only by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

      10.2    Limited Transfer Rights.    The Committee may expressly provide in an Award agreement (or an amendment to an Award agreement) that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a spouse or lineal descendant (a "Family Member"), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 10.2. All terms and conditions of the Award, including provisions relating to the termination of the Participant's employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 10.2.

      10.3    Restrictions on Transfer.    Any Award made under this Plan may provide that all or any part of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7, shall be subject to further restrictions upon transfer.

11.    Adjustments.    The Committee may make or provide for such adjustments in the (a) number of Shares covered by outstanding Options, Stock Appreciation Rights, Deferred Shares, Restricted Shares and Performance Shares granted hereunder, (b) prices per share applicable to such Options and Stock Appreciation Rights, and (c) kind of shares covered thereby (including shares of another issuer), as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in each of the limitations specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 11.

12.    Fractional Shares.    The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

13.    Withholding Taxes.    To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit.

14.    Certain Terminations of Employment, Hardship and Approved Leaves of Absence.    Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Shares that are subject to any transfer restriction pursuant to Section 10.3, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan.

15.    Foreign Participants.    In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

16.    Amendments and Other Matters.

      16.1    Plan Amendments.    This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in Section 3, other than to reflect an adjustment made in accordance with Section 11, without the further approval of the stockholders of the Company. The Board may condition any amendment on the approval of the stockholders of the Company if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations.

      16.2    Award Deferrals.    The Committee may permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. In the case of an award of Restricted Shares, the deferral may be effected by the Participant's agreement to forego or exchange his of her award of Restricted Shares and receive an award of Deferred Shares. The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Shares.

      16.3    Conditional Awards.    The Committee may condition the grant of any award or combination of Awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or any Subsidiary to the Participant.

      16.4    Repricing Prohibited.    The Committee shall not reprice any outstanding Option, directly or indirectly, without the approval of the stockholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Section 11.

      16.5    No Employment Right.    This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time.

      16.6    Tax Qualification.    To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.

17.    Effective Date.    This Plan shall become effective upon its approval by the stockholders of the Company.

18.    Termination.    This Plan shall terminate on the tenth anniversary of the date upon which it is approved by the stockholders of the Company, and no Award shall be granted after that date.

19.    Limitations Period.    Any person who believes he or she is being denied any benefit or right under the Plan may file a written claim with the Committee. Any claim must be delivered to the Committee within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designated agent, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within ninety (90) days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee's decision is final and conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

20.    Governing Law.    The validity, construction and effect of this Plan and any Award hereunder will be determined in accordance with (i) the Delaware General Corporation Law, and (ii) to the extent applicable, other laws (including those governing contracts) of the State of Georgia.

PRINTED ON RECYCLED PAPER

THE HOME DEPOT, INC. c/o EquiServe Trust Co., N.A. P.O. Box 8561 Edison, NJ 08818-8561	ADMISSION TICKET
2005 ANNUAL MEETING OF STOCKHOLDERS
TIME: May 26, 2005—10:00 a.m. Eastern Time
PLACE:	The Philharmonic Center for the Arts Naples, Florida (see information on back)
AUDIOCAST: Live on the Internet at www.homedepot.com

(Please detach ticket at perforation.)

Your vote is important. Please vote immediately.

Vote-by-Internet			Vote-by-Telephone
		OR
1.	Log on to the Internet and go to http://www.eproxyvote.com/hd		1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
2.	Follow the easy steps outlined on the secured website.		2.	Follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.	2700

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4 AND AGAINST ITEMS 5, 6, 7, 8, 9, 10 AND 11.

1.	Election of Directors:		FOR	WITHHOLD
	Nominees: (01) Gregory D. Brenneman, (02) Richard H. Brown, (03) John L. Clendenin, (04) Berry R. Cox,		☐	☐
(05) Claudio X. Gonzalez, (06) Milledge A. Hart, III, (07) Bonnie G. Hill, (08) Laban P. Jackson, Jr., (09) Lawrence R. Johnston, (10) Kenneth G. Langone, (11) Robert L. Nardelli, (12) Thomas J. Ridge
For all nominees except as noted above
		FOR	AGAINST	ABSTAIN
2.	Company Proposal to ratify the appointment of KPMG LLP as independent registered public accounting firm for Fiscal 2005.	☐	☐	☐
3.	Company Proposal to amend the sixth article of the Company's Certificate of Incorporation.	☐	☐	☐
4.	Company Proposal to approve The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan.	☐	☐	☐
5.	Stockholder Proposal regarding employment diversity report disclosure.	☐	☐	☐
6.	Stockholder Proposal regarding method of voting.	☐	☐	☐
7.	Stockholder Proposal regarding nondeductible compensation.	☐	☐	☐
8.	Stockholder Proposal regarding future severance agreements.	☐	☐	☐
9.	Stockholder Proposal regarding performance and time-based restricted shares.	☐	☐	☐
10.	Stockholder Proposal regarding performance-based options.	☐	☐	☐
11.	Stockholder Proposal regarding political nonpartisanship.	☐	☐	☐

WILL ATTEND MEETING	☐	MARK HERE FOR COMMENTS AND/OR ADDRESS CHANGES	☐

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Signature(s)	Date	Signature(s)	Date

Please Sign This Proxy as Name(s) Appear(s) Above.

ADMISSION TICKET

INFORMATION ABOUT THE HOME DEPOT, INC. 2005 ANNUAL MEETING OF STOCKHOLDERS
Directions to the Philharmonic Center in Naples, Florida are available by telephone at 800-597-1900 or by the
Philharmonic Center's Internet website at www.naplesphilcenter.org.

PLEASE BRING ADMISSION TICKET WITH VALID PICTURE I.D. TO PRESENT FOR ADMISSION TO THE MEETING.

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

TIME:
10:00 a.m. Eastern Time on Thursday, May 26, 2005

PLACE:
The Philharmonic Center for the Arts
Frances Pew Hayes Hall, 5833 Pelican Bay Boulevard, Naples, Florida

ITEMS OF BUSINESS:
1.	To elect all of the members of the Board of Directors.
2.	To ratify the appointment of KPMG LLP as the Company's Fiscal 2005 independent registered public accounting firm.
3.	To amend the sixth article of the Company's Certificate of Incorporation.
4.	To approve The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan.
5.	To act on stockholder proposals described in the Proxy Statement.
6.	To transact any other business properly coming before the Annual Meeting.

WHO MAY VOTE:
You may vote if you were a stockholder of record on March 28, 2005.

ANNUAL REPORT:
A copy of our 2004 Annual Report is enclosed.

DATE OF MAILING:
This Notice and the Proxy Statement are first being mailed to stockholders on or about April 11, 2005.

By Order of the Board of Directors
Frank L. Fernandez, Secretary

Detach here if mailing

PROXY/VOTING INSTRUCTIONS

THE HOME DEPOT, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 26, 2005.

        The undersigned stockholder hereby appoints ROBERT L. NARDELLI and FRANK L. FERNANDEZ, and each of them, attorneys and proxies for the undersigned with full power of substitution, to act and vote, with the powers the undersigned would possess if personally present, at the 2005 Annual Meeting of Stockholders of The Home Depot, Inc., to be held at The Philharmonic Center for the Arts, Naples, Florida, on Thursday, May 26, 2005, at 10:00 a.m., Eastern Time, and any adjournments or postponements thereof, as directed on the reverse side with respect to the matters set forth on the reverse side, and with discretionary authority on all other matters that come before the meeting, all as more fully described in the Proxy Statement received by the undersigned stockholder. If no direction is made, the proxy will be voted "FOR" the election of the directors listed in Item 1, "FOR" the approval of Item 2, "FOR"the approval of Item 3, "FOR" the approval of Item 4, "AGAINST" the approval of Item 5, "AGAINST" the approval of Item 6, "AGAINST" the approval of Item 7, "AGAINST" the approval of Item 8, "AGAINST" the approval of Item 9, "AGAINST" the approval of Item 10 and "AGAINST" the approval of Item 11, and in accordance with the recommendations of the Board of Directors.

        Participants in the Company's retirement plans may vote their proportionate share of The Home Depot, Inc. common stock held in the plan, by signing and returning this card, or by voting electronically. By doing so, you are instructing the trustee to vote all of your shares at the meeting and at any adjournment, as you have indicated with respect to Items 1-11. If this card is signed and returned without voting instructions, the shares represented by this proxy will be voted by the plan trustee. If this card is not returned or is returned unsigned, shares will be voted by the plan trustee in the same proportion as the shares for which voting instructions are received from other participants in the plan.

SEE REVERSE SIDE	UNLESS VOTING ELECTRONICALLY OR BY PHONE, PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.	SEE REVERSE SIDE

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THE HOME DEPOT, INC. 2005 OMNIBUS STOCK INCENTIVE PLAN
THE HOME DEPOT, INC. 2005 OMNIBUS STOCK INCENTIVE PLAN